Exhibit 99.6

ITEM 8.FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The information required for this Item is included in this Annual Report on Form 10-K within Item 15, Exhibits, Financial Statements and Schedules, and is incorporated herein by reference. This report is a combined report of SBH and SB/RH. The notes to the consolidated financial statements include consolidated SBH Notes and certain information related to SB/RH.

PART IV

ITEM 15.EXHIBITS, FINANCIAL STATEMENTS AND SCHEDULES

(a)	The following documents are filed as part of or are included in this Annual Report on Form 10-K:
1.

The financial statements of Spectrum Brands Holdings, Inc. and SB/RH Holdings, LLC listed in the Index to Consolidated Financial Statements and Financial Statement Schedule, filed as part of this Annual Report on Form 10-K.

2.

The financial statement schedule of Spectrum Brands Holdings, Inc. and SB/RH Holdings, LLC listed in the Index to Consolidated Financial Statements and Financial Statement Schedule, filed as part of this Annual Report on Form 10-K.

3.	The exhibits listed in the Exhibit Index filed as part of this Annual Report on Form 10-K.

Exhibit 99.6

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE

This report is a combined report of Spectrum Brands Holdings, Inc. (“SBH”) and SB/RH Holdings, LLC (“SB/RH”). The notes to the consolidated financial statements include consolidated SBH footnotes and certain footnotes related to SB/RH.

Exhibit 99.6

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Spectrum Brands Holdings, Inc.:

We have audited the accompanying consolidated statements of financial position of Spectrum Brands Holdings, Inc. and subsidiaries (the Company) as of September 30, 2017 and 2016, and the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three‑year period ended September 30, 2017. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Spectrum Brands Holdings, Inc. and subsidiaries as of September 30, 2017 and 2016, and the results of their operations and their cash flows for each of the years in the three‑year period ended September 30, 2017, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of September 30, 2017, based on criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated November 16, 2017 expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

/s/ KPMG LLP

Milwaukee, Wisconsin

November 16, 2017

except for the effects of changes in discontinued operations, as discussed in Notes 1, 3, 13, and 14, and subsequent events, as discussed in Note 23, as to which the date is March 30, 2018

Exhibit 99.6

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholder

SB/RH Holdings, LLC:

We have audited the accompanying consolidated statements of financial position of SB/RH Holdings, LLC and subsidiaries (the Company) as of September 30, 2017 and 2016, and the related consolidated statements of income, comprehensive income, shareholder’s equity, and cash flows for each of the years in the three‑year period ended September 30, 2017. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SB/RH Holdings, LLC and subsidiaries as of September 30, 2017 and 2016, and the results of their operations and their cash flows for each of the years in the three‑year period ended September 30, 2017, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Milwaukee, Wisconsin

November 16, 2017

except for the effects of changes in discontinued operations, as discussed in Notes 1, 3, 13, and 14, and subsequent events, as discussed in Note 23, as to which the date is March 30, 2018

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

Consolidated Statements of Financial Position

September 30, 2017 and 2016

(in millions, except per share figures)

	2017	2016
Assets
Cash and cash equivalents	$168.2	$275.3
Trade receivables, net	266.0	245.6
Other receivables	19.4	22.9
Inventories	496.3	449.9
Prepaid expenses and other current assets	54.2	38.2
Current assets of business held for sale	603.0	601.0
Total current assets	1,607.1	1,632.9
Property, plant and equipment, net	503.1	366.1
Deferred charges and other	43.5	28.2
Goodwill	2,277.1	2,133.3
Intangible assets, net	1,612.0	1,534.8
Noncurrent assets of business held for sale	1,376.9	1,373.8
Total assets	$7,419.7	$7,069.1
Liabilities and Shareholders' Equity
Current portion of long-term debt	$19.4	$145.3
Accounts payable	371.6	314.8
Accrued wages and salaries	49.9	79.6
Accrued interest	48.5	39.3
Other current liabilities	123.4	104.5
Current liabilities of business held for sale	500.6	412.1
Total current liabilities	1,113.4	1,095.6
Long-term debt, net of current portion	3,752.3	3,414.7
Deferred income taxes	493.2	498.8
Other long-term liabilities	58.0	60.5
Noncurrent liabilities of business held for sale	156.1	155.5
Total liabilities	5,573.0	5,225.1
Commitments and contingencies (Note 19)
Shareholders' equity
Common Stock, $0.01 par value; Authorized - 200.0 shares; Issued - 61.8 and 61.5 shares, respectively; Outstanding - 57.6 and 59.4 shares, respectively	0.6	0.6
Additional paid-in capital	2,145.3	2,073.6
Accumulated earnings	262.3	63.6
Accumulated other comprehensive loss, net of tax	(209.6)	(229.4)
Treasury stock, at cost	(360.7)	(108.3)
Total shareholders' equity	1,837.9	1,800.1
Noncontrolling interest	8.8	43.9
Total equity	1,846.7	1,844.0
Total liabilities and equity	$7,419.7	$7,069.1

See accompanying notes to the consolidated financial statements

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

Consolidated Statements of Income

Years ended September 30, 2017, 2016 and 2015

(in millions, except per share figures)

	2017	2016	2015
Net sales	$3,009.5	$3,029.4	$2,598.2
Cost of goods sold	1,815.4	1,791.5	1,618.3
Restructuring and related charges	18.1	0.2	1.4
Gross profit	1,176.0	1,237.7	978.5
Selling	473.8	477.4	407.2
General and administrative	272.7	265.0	231.6
Research and development	27.2	27.0	21.2
Acquisition and integration related charges	15.6	34.1	54.2
Restructuring and related charges	42.3	13.8	18.1
Write-off from impairment of intangible assets	16.3	2.7	—
Total operating expenses	847.9	820.0	732.3
Operating income	328.1	417.7	246.2
Interest expense	160.9	182.0	185.8
Other non-operating expense, net	4.9	4.7	4.0
Income from continuing operations before income taxes	162.3	231.0	56.4
Income tax expense (benefit)	37.3	(50.0)	5.6
Net income from continuing operations	125.0	281.0	50.8
Income from discontinued operations, net of tax	172.1	76.6	98.6
Net income	297.1	357.6	149.4
Net income attributable to non-controlling interest	1.3	0.5	0.5
Net income attributable to controlling interest	$295.8	$357.1	$148.9
Amounts attributable to controlling interest
Net income from continuing operations attributable to controlling interest	$125.0	$280.0	$49.9
Net Income from discontinued operations attributable to controlling interest	170.8	77.1	99.0
Net Income attributable to controlling interest	$295.8	$357.1	$148.9
Earnings Per Share
Basic earnings per share from continuing operations	$2.13	$4.72	$0.90
Basic earnings per share from discontinued operations	2.91	1.30	1.78
Basic earnings per share	$5.04	$6.02	$2.68
Diluted earnings per share from continuing operations	$2.12	$4.70	$0.90
Diluted earnings per share from discontinued operations	2.90	1.29	1.76
Diluted earnings per share	$5.02	$5.99	$2.66
Dividends per share	$1.64	$1.47	$1.27
Weighted Average Shares Outstanding
Basic	58.6	59.3	55.6
Diluted	59.0	59.6	55.9

See accompanying notes to the consolidated financial statements.

SPECTRUM BRANDS HOLDINGS, INC.

Consolidated Statements of Comprehensive Income

Years ended September 30, 2017, 2016 and 2015

(in millions)

	2017	2016	2015
Net income	$297.1	$357.6	$149.4
Other comprehensive income (loss), net of tax:
Foreign currency translation gain (loss), net tax of $2.9, $2.3, and $0.0, respectively	29.1	(8.5)	(113.0)
Unrealized (loss) gain on hedging activity, net tax of $(13.3), $2.9 and $(3.0), respectively	(29.1)	7.1	(13.2)
Defined benefit pension gain (loss), net tax of $8.5, $(10.8) and $(0.5), respectively	19.6	(28.2)	(11.0)
Other comprehensive gain (loss), net of tax	19.6	(29.6)	(137.2)
Comprehensive income	316.7	328.0	12.2
Comprehensive loss attributable to non-controlling interest	(0.2)	(0.3)	(0.2)
Comprehensive income attributable to controlling interest	$316.9	$328.3	$12.4

See accompanying notes to the consolidated financial statements

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

Consolidated Statements of Shareholders’ Equity

Years ended September 30, 2017, 2016 and 2015

(in millions)

					Accumulated
			Additional	Accumulated	Other		Total	Non-
	Common Stock		Paid-in	Earnings	Comprehensive	Treasury	Shareholders'	controlling	Total
	Shares	Amount	Capital	(Deficit)	Loss	Stock	Equity	Interest	Equity
Balances at September 30, 2014	52.7	$0.5	$1,433.4	$(283.1)	$(63.1)	$(44.3)	$1,043.4	$43.4	$1,086.8
Net income from continuing operations	—	—	—	49.9	—	—	49.9	0.9	50.8
Income (loss) from discontinued operations, net of tax	—	—	—	99.0	—	—	99.0	(0.4)	98.6
Other comprehensive loss, net of tax	—	—	—	—	(137.0)	—	(137.0)	(0.2)	(137.2)
Common stock issuance	6.5	0.1	585.9	—	—		586.0	—	586.0
Restricted stock issued and related tax withholdings	0.4	—	(15.4)	—	—	—	(15.4)	—	(15.4)
Share based compensation	—	—	29.7	—	—	—	29.7	—	29.7
Treasury stock purchases	(0.2)	—	—	—	—	(21.2)	(21.2)	—	(21.2)
Dividend declared	—	—	—	(71.3)	—	—	(71.3)	—	(71.3)
Balances at September 30, 2015	59.4	0.6	2,033.6	(205.5)	(200.1)	(65.5)	1,563.1	43.7	1,606.8
Net income from continuing operations	—	—	—	280.0	—	—	280.0	1.0	281.0
Income (loss) from discontinued operations, net of tax	—	—	—	77.1	—	—	77.1	(0.5)	76.6
Other comprehensive loss, net of tax	—	—	—	—	(29.3)	—	(29.3)	(0.3)	(29.6)
Restricted stock issued and related tax withholdings	0.4	—	0.4	—	—	—	0.4	—	0.4
Share based compensation	—	—	39.6	—	—	—	39.6	—	39.6
Treasury stock purchases	(0.4)	—	—	—	—	(42.8)	(42.8)	—	(42.8)
Dividend declared	—	—	—	(88.0)	—	—	(88.0)	—	(88.0)
Balances as of September 30, 2016	59.4	0.6	2,073.6	63.6	(229.4)	(108.3)	1,800.1	43.9	1,844.0
Net income from continuing operations	—	—	—	125.0	—	—	125.0	—	125.0
Income from discontinued operations, net of tax	—	—	—	170.8	—	—	170.8	1.3	172.1
Other comprehensive income (loss), net of tax	—	—	—	—	19.8	—	19.8	(0.2)	19.6
Purchase of non-controlling interest	—	—	23.8	—	—	—	23.8	(36.2)	(12.4)
Restricted stock issued and related tax withholdings	0.3	—	8.8	—	—	—	8.8	—	8.8
Share based compensation	—	—	39.1	—	—	—	39.1	—	39.1
Treasury stock purchases	(2.1)	—	—	—	—	(252.4)	(252.4)	—	(252.4)
Dividends declared	—	—	—	(97.1)	—	—	(97.1)	—	(97.1)
Balances as of September 30, 2017	57.6	$0.6	$2,145.3	$262.3	$(209.6)	$(360.7)	$1,837.9	$8.8	$1,846.7

See accompanying notes to the consolidated financial statements

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

Consolidated Statements of Cash Flows

Years ended September 30, 2017, 2016 and 2015

(in millions)

	2017	2016	2015
Cash flows from operating activities
Net income	$297.1	$357.6	$149.4
Income from discontinued operations, net of tax	172.1	76.6	98.6
Net income from continuing operations	125.0	281.0	50.8
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	131.6	119.7	106.4
Share based compensation	47.7	57.2	41.0
Amortization of debt issuance costs	7.3	11.6	12.6
Purchase accounting inventory adjustment	3.3	—	21.7
Write-off for impairment of intangible assets	16.3	2.7	—
Pet safety recall inventory write-off	15.0	—	—
Write-off of debt issuance costs and unamortized discount	2.5	5.8	12.9
Non-cash debt accretion	0.7	2.3	3.0
Deferred tax expense (benefit)	23.8	(66.6)	(8.5)
Net changes in operating assets and liabilities
Receivables	0.6	52.3	90.3
Inventories	(45.2)	20.9	(20.2)
Prepaid expenses and other current assets	(11.0)	(0.5)	0.8
Accounts payable and accrued liabilities	4.2	(60.6)	32.1
Other	19.0	35.9	(137.3)
Net cash provided by operating activities from continuing operations	340.8	461.7	205.6
Net cash provided by operating activities from discontinued operations	324.6	153.3	238.7
Net cash provided by operating activities	665.4	615.0	444.3
Cash flows from investing activities
Purchases of property, plant and equipment	(77.8)	(60.8)	(55.1)
Business acquisitions, net of cash acquired	(304.7)	—	(1,191.1)
Proceeds from sales of property, plant and equipment	3.9	0.9	1.1
Other investing activities	(1.5)	(3.1)	—
Net cash used by investing activities from continuing operations	(380.1)	(63.0)	(1,245.1)
Net cash used by investing activities from discontinued operations	(36.5)	(35.4)	(34.6)
Net cash used by investing activities	(416.6)	(98.4)	(1,279.7)
Cash flows from financing activities
Proceeds from issuance of debt	265.6	484.4	3,281.2
Payment of debt	(223.4)	(815.8)	(2,776.7)
Payment of debt issuance costs	(5.9)	(9.3)	(38.1)
Payment of cash dividends	(96.2)	(87.2)	(70.7)
Treasury stock purchases	(252.4)	(42.7)	(21.2)
Purchase of non-controlling interest	(12.6)	—	—
Payment of contingent consideration	—	(3.2)	—
Share based tax withholding payments, net of proceeds upon vesting	(24.4)	(10.8)	(2.6)
Net proceeds from issuance of common stock	—	—	562.7
Net cash (used) provided by financing activities from continuing operations	(349.3)	(484.6)	934.6
Net cash used by financing activities from discontinued operations	(9.3)	(3.2)	(16.2)
Net cash (used) provided by financing activities	(358.6)	(487.8)	918.4
Effect of exchange rate changes on cash and cash equivalents due to Venezuela devaluation	(0.4)	—	(2.5)
Effect of exchange rate changes on cash and cash equivalents	3.1	(1.4)	(27.2)
Net change in cash and cash equivalents	(107.1)	27.4	53.3
Cash and cash equivalents, beginning of period	275.3	247.9	194.6
Cash and cash equivalents, end of period	$168.2	$275.3	$247.9
Supplemental disclosure of cash flow information
Cash paid for interest	$184.9	$238.3	$250.3
Cash paid for taxes	$37.5	$35.4	$54.4
Non cash investing activities
Acquisition of property, plant and equipment through capital leases	$151.7	$37.6	$3.1
Non cash financing activities
Issuance of shares through stock compensation plan	$54.5	$47.9	$49.8
Assumption of AAG Debt	—	—	540.0

See accompany notes to the consolidated financial statements

Exhibit 99.6

SB/RH Holdings, LLC

Consolidated Statements of Financial Position

September 30, 2017 and 2016

(in millions)

	2017	2016
Assets
Cash and cash equivalents	$168.2	$270.8
Trade receivables, net	266.0	245.6
Other receivables	18.7	22.9
Inventories	496.3	449.9
Prepaid expenses and other current assets	54.2	38.2
Current assets of business held for sale	603.0	601.0
Total current assets	1,606.4	1,628.4
Property, plant and equipment, net	503.1	366.1
Deferred charges and other	28.4	17.1
Goodwill	2,277.1	2,133.3
Intangible assets, net	1,612.0	1,534.8
Noncurrent assets of business held for sale	1,376.9	1,373.8
Total assets	$7,403.9	$7,053.5
Liabilities and Shareholder's Equity
Current portion of long-term debt	$19.4	$145.3
Accounts payable	371.6	314.8
Accrued wages and salaries	49.9	79.6
Accrued interest	48.5	39.3
Other current liabilities	118.9	103.5
Current liabilities of business held for sale	500.6	412.1
Total current liabilities	1,108.9	1,094.6
Long-term debt, net of current portion	3,752.3	3,414.7
Deferred income taxes	493.2	498.8
Other long-term liabilities	58.0	60.5
Noncurrent liabilities of business held for sale	156.1	155.5
Total liabilities	5,568.5	5,224.1
Commitments and contingencies (Note 19)
Shareholder's equity
Other capital	2,079.0	2,000.9
Accumulated (deficit) earnings	(42.8)	8.1
Accumulated other comprehensive loss, net of tax	(209.6)	(229.4)
Total shareholder's equity	1,826.6	1,779.6
Noncontrolling interest	8.8	49.8
Total equity	1,835.4	1,829.4
Total liabilities and equity	$7,403.9	$7,053.5

See accompanying notes to the consolidated financial statements

Exhibit 99.6

SB/RH Holdings, LLC

Consolidated Statements of Income

Years ended September 30, 2017, 2016 and 2015

(in millions)

	2017	2016	2015
Net sales	$3,009.5	$3,029.4	$2,598.2
Cost of goods sold	1,815.4	1,791.5	1,618.3
Restructuring and related charges	18.1	0.2	1.4
Gross profit	1,176.0	1,237.7	978.5
Selling	473.8	477.4	407.2
General and administrative	264.2	259.3	225.2
Research and development	27.2	27.0	21.2
Acquisition and integration related charges	15.6	34.1	54.2
Restructuring and related charges	42.3	13.8	18.1
Write-off from impairment of intangible assets	16.3	2.7	—
Total operating expenses	839.4	814.3	725.9
Operating income	336.6	423.4	252.6
Interest expense	161.3	182.0	185.8
Other non-operating expense, net	4.9	4.7	4.0
Income from continuing operations before income taxes	170.4	236.7	62.8
Income tax expense (benefit)	41.3	(39.0)	5.6
Net income from continuing operations	129.1	275.7	57.2
Income from discontinued operations, net of tax	172.1	76.6	98.6
Net income	301.2	352.3	155.8
Net income attributable to non-controlling interest	1.3	0.4	0.4
Net income attributable to controlling interest	$299.9	$351.9	$155.4
Amounts attributable to controlling interest
Net income from continuing operations attributable to controlling interest	$129.1	$274.8	$56.4
Net Income from discontinued operations attributable to controlling interest	170.8	77.1	99.0
Net Income attributable to controlling interest	$299.9	$351.9	$155.4

See accompanying notes to the consolidated financial statements

SB/RH Holdings, LLC

Consolidated Statements of Comprehensive Income

Years ended September 30, 2017, 2016 and 2015

(in millions)

	2017	2016	2015
Net income	$301.2	$352.3	$155.8
Other comprehensive income (loss), net of tax:
Foreign currency translation gain (loss), net tax of $2.9, $2.3, and $0.0, respectively	29.1	(8.5)	(113.0)
Unrealized (loss) gain on hedging activity, net tax of $(13.3), $2.9 and $(3.0), respectively	(29.1)	7.1	(13.2)
Defined benefit pension gain (loss), net tax of $8.5, $(10.8) and $(0.5), respectively	19.6	(28.2)	(11.0)
Other comprehensive gain (loss), net of tax	19.6	(29.6)	(137.2)
Comprehensive income	320.8	322.7	18.6
Comprehensive income (loss) attributable to non-controlling interest	(0.2)	(0.3)	(0.2)
Comprehensive income attributable to controlling interest	$321.0	$323.0	$18.8

See accompanying notes to the consolidated financial statements

Exhibit 99.6

SB/RH Holdings, LLC

Consolidated Statements of Shareholder’s Equity

Years ended September 30, 2017, 2016 and 2015

(in millions)

	Other Capital	Accumulated Earnings (Deficit)	Accumulated Other Comprehensive Loss	Total Shareholder's Equity	Non-controlling Interest	Total Equity
Balances at September 30, 2014	$1,413.8	$(330.0)	$(63.1)	$1,020.7	$49.5	$1,070.2
Net income from continuing operations	—	56.4	—	56.4	0.8	57.2
Income (loss) from discontinued operations, net of tax	—	99.0	—	99.0	(0.4)	98.6
Other comprehensive loss, net of tax	—	—	(137.0)	(137.0)	(0.2)	(137.2)
Contribution from parent	570.6	—	—	570.6	—	570.6
Restricted stock issued and related tax withholdings	(38.4)	—	—	(38.4)	—	(38.4)
Share based compensation	23.9	—	—	23.9	—	23.9
Dividends declared	—	(72.1)	—	(72.1)	—	(72.1)
Balances at September 30, 2015	1,969.9	(246.7)	(200.1)	1,523.1	49.7	1,572.8
Net income from continuing operations	—	274.8	—	274.8	0.9	275.7
Income (loss) from discontinued operations, net of tax	—	77.1	—	77.1	(0.5)	76.6
Other comprehensive loss, net of tax	—	—	(29.3)	(29.3)	(0.3)	(29.6)
Contribution from parent	5.6	—	—	5.6	—	5.6
Restricted stock issued and related tax withholdings	(9.1)	—	—	(9.1)	—	(9.1)
Share based compensation	34.5	—	—	34.5	—	34.5
Dividends declared	—	(97.1)	—	(97.1)	—	(97.1)
Balances as of September 30, 2016	2,000.9	8.1	(229.4)	1,779.6	49.8	1,829.4
Net income from continuing operations	—	129.1	—	129.1	—	129.1
Income from discontinued operations, net of tax	—	170.8	—	170.8	1.3	172.1
Other comprehensive income (loss), net of tax	—	—	19.8	19.8	(0.2)	19.6
Purchase of non-controlling interest	29.6	—	—	29.6	(42.1)	(12.5)
Restricted stock issued and related tax withholdings	12.2	—	—	12.2	—	12.2
Share based compensation	36.3	—	—	36.3	—	36.3
Dividends paid to parent	—	(350.8)	—	(350.8)	—	(350.8)
Balances as of September 30, 2017	$2,079.0	$(42.8)	$(209.6)	$1,826.6	$8.8	$1,835.4

See accompanying notes to the consolidated financial statements

Exhibit 99.6

SB/RH Holdings, LLC

Consolidated Statements of Cash Flows

Years ended September 30, 2017, 2016 and 2015

(in millions)

	2017	2016	2015
Cash flows from operating activities
Net income	$301.2	$352.3	$155.8
Income from discontinued operations, net of tax	172.1	76.6	98.6
Income from continuing operations	129.1	275.7	57.2
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	131.6	119.7	106.4
Share based compensation	44.9	52.1	35.2
Amortization of debt issuance costs	7.3	11.6	12.6
Purchase accounting inventory adjustment	3.3	—	21.7
Write-off for impairment of intangible assets	16.3	2.7	—
Pet safety recall inventory write-off	15.0	—	—
Write-off of debt issuance costs and unamortized discount	2.5	5.8	12.9
Non-cash debt accretion	0.7	2.3	3.0
Deferred tax expense (benefit)	27.8	(55.6)	(8.5)
Net changes in operating assets and liabilities
Receivables	0.6	52.3	90.3
Inventories	(45.2)	20.9	(20.2)
Prepaid expenses and other	(10.3)	(0.5)	0.9
Accounts payable and accrued liabilities	1.6	(60.8)	32.3
Other	(2.2)	22.1	(140.7)
Net cash provided by operating activities from continuing operations	323.0	448.3	203.1
Net cash provided by operating activities from discontinued operations	324.6	153.3	238.7
Net cash provided by operating activities	647.6	601.6	441.8
Cash flows from investing activities
Purchases of property, plant and equipment	(77.8)	(60.7)	(55.1)
Business acquisitions, net of cash acquired	(304.7)	—	(1,191.1)
Proceeds from sales of property, plant and equipment	3.9	0.9	1.1
Other investing activities	(1.5)	(3.2)	—
Net cash used by investing activities from continuing operations	(380.1)	(63.0)	(1,245.1)
Net cash used by investing activities from discontinued operations	(36.5)	(35.4)	(34.6)
Net cash used by investing activities	(416.6)	(98.4)	(1,279.7)
Cash flows from financing activities
Proceeds from issuance of debt	265.6	498.4	3,320.0
Payment of debt	(223.3)	(864.4)	(2,796.7)
Payment of debt issuance costs	(5.9)	(9.3)	(38.1)
Payment of cash dividends to parent	(350.8)	(97.2)	(72.1)
Purchase of non-controlling interest	(12.6)	—	—
Payment of contingent consideration	—	(3.2)	—
Share based tax withholding payments, net of proceeds upon vesting	—	—	(2.6)
Capital contribution from parent	—	—	528.3
Net cash (used) provided by financing activities from continuing operations	(327.0)	(475.7)	938.8
Net cash used by financing activities from discontinued operations	(9.3)	(3.2)	(16.2)
Net cash (used) provided by financing activities	(336.3)	(478.9)	922.6
Effect of exchange rate changes on cash and cash equivalents due to Venezuela devaluation	(0.4)	—	(2.5)
Effect of exchange rate changes on cash and cash equivalents	3.1	(1.4)	(27.2)
Net change in cash and cash equivalents	(102.6)	22.9	55.0
Cash and cash equivalents, beginning of period	270.8	247.9	192.9
Cash and cash equivalents, end of period	$168.2	$270.8	$247.9
Supplemental disclosure of cash flow information
Cash paid for interest	$184.9	$238.3	$250.3
Cash paid for taxes	$37.5	$35.4	$54.4
Non cash investing activities
Acquisition of property, plant and equipment through capital leases	$151.7	$37.6	$3.1

See accompanying notes to the consolidated financial statements

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

This report is a combined report of Spectrum Brands Holdings, Inc. (“SBH”) and SB/RH Holdings, LLC (“SB/RH”) (collectively, the “Company”).  The notes to the consolidated financial statements that follow include both consolidated SBH and SB/RH Notes, unless otherwise indicated below.

NOTE 1 - DESCRIPTION OF BUSINESS

We are a diversified global branded consumer products company. SBH’s common stock trades on the New York Stock Exchange (the “NYSE”) under the symbol “SPB.” SB/RH Holdings, LLC is a wholly-owned subsidiary of SBH. SB/RH along with its wholly-owned subsidiary Spectrum Brands, Inc. (“SBI”) issued certain debt guaranteed by domestic subsidiaries of the Company. See Note 11 - Debt for more information pertaining to debt. The Company manufactures, markets and/or distributes its products in approximately 160 countries in the North America (“NA”), Europe, Middle East & Africa (“EMEA”), Latin America (“LATAM”) and Asia-Pacific (“APAC”) regions through a variety of trade channels, including retailers, wholesalers and distributors, original equipment manufacturers (“OEMs”), construction companies and hearing aid professionals. We enjoy strong name recognition in our regions under our various brands and patented technologies. Our diversified global branded consumer products have positions in several product categories and types. We manage the businesses in vertically integrated, product-focused segments: (i) Global Batteries & Appliances (“GBA”), (ii) Global Pet Supplies (“PET”), (iii) Home and Garden (“H&G”), (iv) Hardware & Home Improvement (“HHI”) and (v) Global Auto Care (“GAC”). Global and geographic strategic initiatives and financial objectives are determined at the corporate level. Each segment is responsible for implementing defined strategic initiatives and achieving certain financial objectives and has a president responsible for sales and marketing initiatives and the financial results for all product lines within that segment.

Subsequent to the year ended September 30, 2017, effective December 29, 2017, the Company’s Board of Directors approved a plan to explore strategic alternatives, including a planned sale of the Company’s GBA segment.  The Company expects a sale to be realized by December 31, 2018.  As a result, the Company’s assets and liabilities associated with the GBA segment have been classified as held for sale in the accompanying Consolidated Balance Sheets and the respective operations of the GBA segment have been classified as discontinued operations in the accompanying Consolidated Statement of Income and Statements of Cash Flows; and reported separately for all periods presented as the disposition represents a strategic shift that will have a major effect on the Company’s operations and financial results.  See Note 3 – Divestitures for more information on the assets and liabilities classified as held for sale and discontinued operations.  See Note 20 – Segment Information for more information pertaining to segments of continuing operations.  Accordingly, the notes to the consolidated financial statements have been updated to exclude information pertaining to discontinued operations and reflect the only continuing operations of the Company, which includes updates to Note 1 – Description of Business,  Note 2 – Significant Accounting Policies and Practices, Note 4 – Acquisitions, Note 5 – Restructuring, Note 6 – Fair Value of Financial Instruments, Note 7 – Receivables, Note 8 –Inventory, Note 9 – Property, Plant and Equipment, Note 10 – Goodwill and Intangible Assets; Note 11 – Debt, Note 12 – Leases, Note 13 – Derivatives, Note 14 – Employee Benefit Plans, Note 15 – Income Taxes, Note 17 – Share Based Compensation, Note 19 – Commitments and Contingencies, Note 20 – Segment Information, Note 21 – Earnings Per Share – SBH , Note 22 – Guarantor Statements – SB/RH, and Note 24 – Quarterly Results (Unaudited).  The following table summarizes the respective product types, brands, and regions for each of the segments of the Company’s continuing operations:

Segment	Products	Brands	Regions
HHI

Hardware: Hinges, security hardware, screen and storm door products, garage door hardware, window hardware and floor protection.
Security: Residential locksets and door hardware including knobs, levers, deadbolts, handlesets and electronics. Commercial doors, locks, and hardware.
Plumbing: Kitchen, bath and shower faucets and plumbing products.

		Hardware: National Hardware®, Stanley® and FANAL®. Security: Kwikset®, Weiser®, Baldwin®, EZSET® and Tell®. Plumbing: Pfister®.	NA EMEA LATAM APAC
PET	Companion Animal: Dog, cat and small animal food and treats; clean-up and training aid products and accessories; pet health and grooming products. Aquatics: Aquariums and aquatic health supplies.

Companion Animal: 8-in-1®, Dingo®, Nature's Miracle®, Wild Harvest®, Littermaid®, Jungle®, Excel®, FURminator®, IAMS®, Eukanuba®, Healthy-Hide®, DreamBone®, SmartBones®, GloFish®, ProSense®, Perfect Coat®, eCOTRITION®, Birdola® and Digest-eeze®.
Aquatics: Tetra®, Marineland®, Whisper® and Instant Ocean®.

NA EMEA LATAM APAC
H&G	Controls: Outdoor insect and weed control solutions, animal repellents. Household: Household insecticides and pest controls. Repellents: Personal use pesticides and insect repellent products.	Controls: Spectracide®, Garden Safe®, Liquid Fence®, and EcoLogic®. Household: Hot Shot®, Black Flag®, Real Kill®, Ultra Kill®, The Ant Trap® (TAT), and Rid-a-Bug®. Repellents: Cutter® and Repel®.	NA LATAM
GAC

Appearance: Protectants, wipes, tire and wheel care products, glass cleaners, leather care products, air fresheners and washes.
Performance: Automotive fuel and oil additives, and functional fluids.
A/C Recharge: Do-it-yourself air conditioner recharge products, refrigerant and oil recharge kits, sealants and accessories.

		Appearance: Armor All®. Performance: STP®. A/C Recharge: A/C PRO®.	NA EMEA LATAM APAC

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - Significant Accounting Policies and Practices

Principles of Consolidation and Fiscal Year End

The consolidated financial statements include the financial statements of the Company and its majority owned subsidiaries and have been prepared in accordance with Accounting Principles Generally Accepted in the United States (“GAAP”). All intercompany transactions have been eliminated.

The Company’s fiscal year ends on September 30. Throughout the year, the Company reports its results using fiscal quarters whereby each three month quarterly reporting period is approximately thirteen weeks in length and ends on a Sunday. The exceptions are the first quarter, which begins on October 1, and the fourth quarter, which ends on September 30. For the year ended September 30, 2017, the fiscal quarters were comprised of the three months ended January 1, 2017, April 2, 2017, July 2, 2017 and September 30, 2017.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Assets Held for Sale and Discontinued Operations

The Company reports the results of operations of a business as discontinued operations if a disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when a business is sold and classified as held for sale, in accordance with the criteria of Accounting Standards Codification (“ASC”) Topic 205 Presentation of Financial Statements and ASC Topic 360 Property, Plant and Equipment.  The results of discontinued operations are reported in Income From Discontinued Operations, Net of Tax in the accompanying Consolidated Statements of Income for the current and prior periods commencing in the period in which the business meets the criteria of a discontinued operations, and include any gain or loss recognized on closing, or adjustment of the carrying amount to fair value less cost to sell.  Assets and liabilities of a business classified as held for sale are recorded at the lower of its carrying amount or estimated fair value less cost to sell.  If the carrying amount of the business exceeds its estimated fair value less cost to sell, a loss is recognized.  Assets and liabilities related to a business classified as held for sale are segregated in the current and prior balance sheets in the period in which the business is classified as held for sale.  Transactions between the businesses held for sale and businesses held for use that are expected to continue to exist after the disposal are not eliminated to appropriately reflect the continuing operations and balances held for sale.

Cash and Cash Equivalents

The Company considers all highly liquid temporary instruments purchased with original maturities of three months or less from date of purchase to be cash equivalents.

Receivables

Trade accounts receivable are carried at net realizable value. The Company extends credit to its customers based upon an evaluation of the customer’s financial condition and credit history, but generally does not require collateral. The Company monitors its customers’ credit and financial condition based on changing economic conditions and will make adjustments to credit policies as required. Provisions for losses on uncollectible trade receivables are determined based on ongoing evaluations of the Company’s receivables, principally on the basis of historical collection experience and evaluations of the risks of nonpayment or return for a given customer. See Note 7 - Receivables for further detail.

Inventories

The Company’s inventories are valued at the lower of cost or net realizable value. Cost of inventories is determined using the first-in, first-out (FIFO) method. See Note 8 - Inventory for further detail.

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. Depreciation is calculated on the straight-line basis over the estimated useful lives of the assets. Property, plant and equipment held under capital leases are amortized on a straight-line basis over the shorter of the lease term or estimated useful life of the asset; such amortization is included in depreciation expense. The Company uses accelerated depreciation methods for income tax purposes. Useful lives for property, plant and equipment are as follows:

Asset Type	Range
Buildings and improvements	20 - 40 years
Machinery and equipment	2 - 15 years

Expenditures which substantially increase value or extend useful lives are capitalized. Expenditures for maintenance and repairs are charged to operations as incurred. The Company records gains and losses on the disposition or retirement of property, plant and equipment based on the net book value and any proceeds received.

Long-lived fixed assets held and used are reviewed for impairment when events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. Circumstances such as the discontinuation of a product or product line, a sudden or consistent decline in the sales forecast for a product, changes in technology or in the way an asset is being used, a history of operating or cash flow losses or an adverse change in legal factors or in the business climate, among others, may trigger an impairment review. If such indicators are present, the Company performs undiscounted cash flow analyses to determine if impairment exists. The asset value would be deemed impaired if the undiscounted cash flows generated did not exceed the carrying value of the asset. If impairment is determined to exist, any related impairment loss is calculated based on fair value. There were no triggering events identified during the year that necessitated an impairment test over property, plant and equipment. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. See Note 9 - Property, plant and equipment for further detail.

Goodwill

Goodwill reflects the excess of acquisition cost over the aggregate fair value assigned to identifiable net assets acquired. Goodwill is not amortized, but instead is assessed for impairment at least annually and as triggering events or indicators of potential impairment are identified. Goodwill has been assigned to reporting units for purposes of impairment testing based upon the relative fair value of the asset to each reporting unit. Our reporting units are consistent with our segments. See Note 20 - Segment Information for further discussion.

The Company performs its annual impairment test in the fourth quarter of its fiscal year. The fair value of each reporting unit is compared to its carrying value, including goodwill. In estimating the fair value of our reporting units, we use a discounted cash flow methodology, which requires us to estimate future revenues, expenses, and capital expenditures and make assumptions about our weighted average cost of capital and perpetuity growth rate, among other variables. We test the aggregate estimated fair value of our reporting units by comparison to our total market capitalization, including both equity and debt capital. If the fair value of a reporting unit is less than its carrying value, an impairment loss would be recognized equal to that excess; however the loss recognized cannot exceed the total amount of goodwill allocated to that reporting unit. See Note 10 - Goodwill and Intangible Assets for further detail.

Intangible Assets

Intangible assets are recorded at cost or at estimated fair value if acquired in a business combination. Customer lists, proprietary technology and certain trade name intangibles are amortized, using the straight-line method, over their estimated useful lives. The range and weighted average useful lives for definite-lived intangibles assets are as follows:

Asset Type	Range	Weighted Average
Customer relationships	2 - 20 years	17.9 years
Technology assets	6 - 18 years	11.4 years
Tradenames	5 - 13 years	6.2 years

Definite-lived intangible assets held and used are reviewed for impairment when events or changes in business circumstances indicate that the carrying amount of the assets may not be recoverable. If indicators of potential impairment are identified, the Company performs an undiscounted cash flow analysis to determine if impairment exists. The asset value would be deemed impaired if the undiscounted cash flows expected to be generated by the asset did not exceed its carrying value. If impairment is determined to exist, any related impairment loss is calculated based on fair value. There were no triggering events identified during the years ended September 30, 2017, 2016 and 2015 that necessitated an impairment test of definite-lived intangible assets.

Certain trade name intangible assets have an indefinite life and are not amortized; but instead are assessed for impairment at least annually and as triggering events or indicators of potential impairment are identified. The Company performs its annual impairment test in the fourth quarter of its fiscal year. Impairment of indefinite lived intangible assets is assessed by comparing the estimated fair value of the identified trade names to their carrying value to determine if potential impairment exists. If the fair value is less than the carrying value, an impairment loss is recorded for the excess. The fair value of indefinite-lived intangible assets is determined using an income approach, the relief-from-royalty methodology, which requires us to make estimates and assumptions about future revenues, royalty rates, and the discount rate, among others. See Note 10 - Goodwill and Intangible Assets for further detail.

Debt Issuance Costs

Debt issuance costs are deferred and amortized to interest expense using the effective interest method over the lives of the related debt agreements. Debt issuance costs were $53.1 million and $56.9 million as of September 30, 2017 and 2016, respectively, and are included in Long Term Debt, Net of Current Portion in the Consolidated Statements of Financial Position. Amortization of debt issuance costs is recognized as Interest Expense in the Consolidated Statements of Income. See Note 11 - Debt for further detail.

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Financial Instruments

Derivative financial instruments are used by the Company principally in the management of its interest rate, foreign currency exchange rate and raw material price exposures. The Company does not hold or issue derivative financial instruments for trading or speculative purposes. Derivative assets and liabilities are reported at fair value in the Consolidated Statements of Financial Position. When hedge accounting is elected at inception, the Company formally designates the financial instrument as a hedge of a specific underlying exposure and documents both the risk management objectives and strategies for undertaking the hedge. Depending on the nature of derivatives designated as hedging instruments, changes in fair value are either offset against the change in fair value of the hedged assets or liability through earnings, or recognized in equity through other comprehensive income until the hedged item is recognized. Any ineffective portion of a financial instrument’s change in fair value is recognized in earnings. For derivatives that do not qualify for hedge accounting treatment, the change in the fair value is recognized in earnings. See Note 13 - Derivatives for further detail.

Treasury Stock

Treasury stock purchases are stated at cost and presented as a separate reduction of equity.

Revenue Recognition

The Company recognizes revenue from product sales generally upon delivery to the customer, or at the shipping point in situations where the customer picks up the product or where delivery terms so stipulate. This represents the point at which title and risks and rewards of ownership of the product are passed, provided that there are no uncertainties regarding customer acceptance, there is persuasive evidence that an arrangement exists, the price to the buyer is fixed or determinable and ability to collect is deemed reasonably assured. The provision for customer returns is based on historical sales and returns and other relevant information. The Company estimates and accrues the cost of returns, which are treated as a reduction of Net Sales.

The Company enters into promotional arrangements, primarily with retail customers, that entitle such retailers to earn rebates from the Company. These arrangements require the Company to estimate and accrue the costs of these programs, which are treated as a reduction of Net Sales.

The Company enters into promotional arrangements that target the ultimate consumer. The costs associated with such arrangements are treated as either a reduction in Net Sales or an increase in Cost of Goods Sold, based on the type of promotional program. The Company monitors its commitments under all promotion arrangements and uses various measures, including past experience, to estimate the earned, but unpaid, promotional costs. The terms of the Company’s customer-related promotional arrangements and programs are tailored to each customer and documented through written contracts, correspondence or other communications with the individual customers.

The Company also enters into various arrangements, primarily with retail customers, which require the Company to make upfront cash payments in order to secure the right to distribute through such customers. The Company capitalizes these payments provided the payments are supported by a time or volume based arrangement with the retailer, and amortizes the associated payment over the appropriate time or volume-based term of the arrangement. Capitalized payments are reported in the Consolidated Statements of Financial Position as Deferred Charges and Other Assets and related amortization is treated as a reduction in Net Sales.

Shipping and Handling Costs

Shipping and handling costs include costs incurred with third-party carriers to transport products to customers and salaries and overhead costs related to activities to prepare the Company’s products for shipment at the Company’s distribution facilities. Shipping and handling costs were $193.2 million, $192.5 million and $162.5 million during the years ended September 30, 2017, 2016 and 2015, respectively. Shipping and handling costs are included in Selling Expenses in the Consolidated Statements of Income.

Advertising Costs

Advertising costs include agency fees and other costs to create advertisements, as well as costs paid to third parties to print or broadcast the Company’s advertisements and are expensed as incurred. The Company incurred advertising costs of $30.9 million, $34.1 million and $28.7 million during the years ended September 30, 2017, 2016 and 2015, respectively. Advertising costs are included in Selling Expenses in the Company’s Consolidated Statements of Income.

Research and Development Costs

Research and development costs are charged to expense in the period they are incurred.

Environmental Expenditures

Environmental expenditures that relate to current operations or to conditions caused by past operations are expensed or capitalized as appropriate. The Company determines its liability for environmental matters on a site-by-site basis and records a liability at the time when it is probable that a liability has been incurred and such liability can be reasonably estimated. The estimated liability is not reduced for possible recoveries from insurance carriers. Estimated environmental remediation expenditures are included in the determination of the net realizable value recorded for assets held for sale. See Note 19 - Commitments and Contingencies for further detail.

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Restructuring and Related Charges

Restructuring charges include, but are not limited to, the costs of one-time termination benefits such as severance costs and retention bonuses, and contract termination costs consisting primarily of lease termination costs. Related charges, as defined by the Company, include, but are not limited to, other costs directly associated with exit and relocation activities, including impairment of property and other assets, departmental costs of full-time incremental employees, and any other items related to the exit or relocation activities. Costs for such activities are estimated by management after evaluating detailed analyses of the costs to be incurred.

Liabilities from restructuring and related charges are recorded for estimated costs of facility closures, significant organizational adjustments and measures undertaken by management to exit certain activities. Costs for such activities are estimated by management after evaluating detailed analyses of the costs to be incurred. Such liabilities or asset reductions could include amounts for items such as severance costs and related benefits, lease termination payments and any other items directly related to the exit activities. Impairment of property and equipment and other current or long-term assets as a result of restructuring related initiatives are recognized as a reduction of the appropriate asset.

Restructuring and related charges associated with manufacturing and related initiatives are recorded in Cost of Goods Sold. Restructuring and related charges reflected in Cost of Goods Sold include, but are not limited to, termination and related costs associated with manufacturing employees, asset impairments relating to manufacturing initiatives and other costs directly related to the manufacturing component of a restructuring initiative. Restructuring and related charges associated with administrative functions are recorded in operating expenses, such as initiatives impacting sales, marketing, distribution or other non-manufacturing related functions. Restructuring and related charges reflected in operating expenses include, but are not limited to, termination and related costs, any asset impairments relating to the administrative functions and other costs directly related to the administrative components of the restructuring initiatives implemented. See Note 5 - Restructuring and Related Charges for further detail.

Acquisition and Integration Related Charges

Acquisition and integration related charges include, but are not limited to, transaction costs such as banking, legal, accounting and other professional fees directly related to both consummated acquisitions and acquisition targets, termination and related costs for transitional and certain other employees, integration related professional fees and other post business combination expenses associated with integration activity. See Note 4 - Acquisitions for further detail.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in income tax expense in the period in which the change in judgment occurs. Accrued interest expense and penalties related to uncertain tax positions are recorded in Income Tax Expense. See Note 15 - Income Taxes for further detail.

Foreign Currency Translation

Local currencies are considered the functional currencies for most of the Company’s operations outside the United States. Assets and liabilities of the Company’s foreign subsidiaries are translated at the rate of exchange existing at year-end, with revenues, expenses and cash flows translated at the average of the monthly exchange rates. Adjustments resulting from translation of the financial statements are recorded as a component of equity in Accumulated Other Comprehensive Income (“AOCI”), including the effects of exchange rate changes on intercompany balances of a long-term investment nature. See Note 18 - Accumulated Other Comprehensive Income for further detail.

Foreign currency transaction gains and losses for transactions denominated in a currency other than the functional currency are reported in Other Non-Operating Expense, Net in the Consolidated Statements of Income in the period they occur. Exchange losses on foreign currency transactions were $4.7 million, $4.9 million, and $1.2 million for the years ended September 30, 2017, 2016 and 2015, respectively.

Newly Adopted Accounting Standards

In January 2017, the FASB issued ASU No. 2017-04, Intangibles – Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment, which simplifies the test for goodwill impairment by removing Step 2 from the goodwill impairment test. If goodwill impairment is realized, the amount recognized will be the amount by which the carrying amount exceeds the reporting unit’s fair value; however the loss recognized cannot exceed the total amount of goodwill allocated to that reporting unit. The ASU must be applied on a prospective basis and will become effective for us beginning in the first quarter of the year ended September 30, 2021, with early adoption available. We chose to adopt the standard immediately, with no impact to the consolidated financial statements.

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Recently Issued Accounting Standards

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in ASC 605, Revenue Recognition. This ASU requires revenue recognition to depict the transfer of goods and services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new revenue recognition model requires identifying the contract and performance obligations, determining the transaction price, allocating the transaction price to performance obligations and recognizing the revenue upon satisfaction of performance obligations. This ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments, and assets recognized from costs incurred to obtain or fulfill a contract. This ASU can be applied either retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying the updates recognized at the date of the initial application along with additional disclosures. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606) Deferral of the Effective Date, which amends the previously issued ASU to provide for a one year deferral from the original effective date.  As a result, the ASU will become effective for us beginning in the first quarter of our fiscal year ending September 30, 2019. We have performed a preliminary assessment over the impact of the pronouncement to the Company and are currently performing detailed assessments over the contracts with our customers and the impact to our processes and control environment. We have not measured the impact of adoption at this point in our assessment and have not concluded on the overall materiality of the impact of adoption to the Company’s consolidated financial statements, or the method of adoption, but have not identified any matters that are considered significant for further disclosure.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which supersedes the lease requirements in ASC 840, Leases. This ASU requires lessees to recognize lease assets and liabilities on the balance sheet, as well as disclosing key information about leasing arrangements. Although the new ASU requires both operating and finance leases to be disclosed on the balance sheet, a distinction between the two types still exists as the economics of leases can vary. The ASU can be applied using a modified retrospective approach, with a number of optional practical expedients relating to the identification and classification of leases that commenced before the effective date, along with the ability to use hindsight in the evaluation of lease decisions, that entities may elect to apply. As a result, the ASU will become effective for us beginning in the first quarter of our fiscal year ending September 30, 2020, with early adoption applicable. We have not measured the impact of adoption at this point in our assessment and have not concluded on the overall materiality of the impact of adoption to the Company’s consolidated financial statements, or determined the method and timing of adoption.

In March 2017, the FASB issued ASU No. 2017-07, Compensation – Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, which requires an employer to disaggregate the service cost component from the other components of net periodic pension costs within the statement of income. The amendment provides guidance requiring the service cost component to be recognized consistent with other compensation costs arising from service rendered by employees during the period, and all other components to be recognized separately outside of the subtotal of income from operations. The ASU is applied on a retrospective basis, and will become effective for us in the first quarter of the year ending September 30, 2019; with early adoption available.  We are currently assessing the impact this pronouncement will have on the consolidated financial statements of the Company and have not yet concluded on the materiality or timing of the adoption.

In August 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2017-12, Derivatives and Hedging: Targeted Improvements to Accounting for Hedging Activities (Topic 815), which changes the designation and measurement guidance for qualifying hedging relationships and presentation of hedge results. The amendments in this update make certain targeted improvements to simplify the application of the hedge accounting guidance in current GAAP, better aligning the entity’s risk management activities and financial reporting for hedging relationships. The ASU can only be applied prospectively, and will become effective for us beginning in the first quarter of our fiscal year ending September 30, 2020, with early adoption available. We are currently assessing the impact this pronouncement will have on the consolidated financial statements of the Company and have not yet concluded on the materiality or timing of the adoption.

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 –DIVESTITURES

As previously discussed in Note 1- Basis of Presentation and Nature of Operations, the GBA segment was classified as held for sale in the accompanying Consolidated Balance Sheets and as discontinued operations in the accompanying Consolidated Statements of Income.  The following table summarizes the assets and liabilities of the GBA segment classified as held for sale as of September 30, 2017 and 2016:

(in millions)	2017	2016
Assets
Trade receivables, net	$260.1	$237.0
Other receivables	24.0	32.7
Inventories	279.2	290.7
Prepaid expenses and other current assets	39.7	40.6
Property, plant and equipment, net	196.8	176.0
Deferred charges and other	19.3	15.0
Goodwill	348.9	345.2
Intangible assets, net	811.9	837.6
Total assets of business held for sale	$1,979.9	$1,974.8
Liabilities
Current portion of long-term debt	17.3	18.7
Accounts payable	355.9	265.3
Accrued wages and salaries	37.6	43.3
Other current liabilities	89.8	84.8
Long-term debt, net of current portion	51.7	41.5
Deferred income taxes	38.2	33.9
Other long-term liabilities	66.2	80.1
Total liabilities of business held for sale	$656.7	$567.6

The following table summarizes the components of Income From Discontinued Operations, Net of Tax in the accompanying Consolidated Statements of Operations for the years ended September 30, 2017, 2016 and 2015.

(in millions)	2017	2016	2015
Net sales	$1,997.9	$2,010.3	$2,092.2
Cost of goods sold	1,299.2	1,328.0	1,400.2
Gross profit	698.7	682.3	692.0
Operating expenses	465.5	443.8	464.1
Operating income	233.2	238.5	227.9
Interest expense	50.2	68.0	86.2
Other non-operating expense, net	0.8	3.9	4.9
Income from discontinued operations before income taxes	182.2	166.6	136.8
Income tax expense	10.1	90.0	38.2
Net income from discontinued operations	172.1	76.6	98.6
Net income (loss) from discontinued operations attributable to non-controlling interest	1.3	(0.5)	(0.4)
Net income from discontinued operations attributable to controlling interest	$170.8	$77.1	$99.0

Interest expense consists of interest from debt directly held by subsidiaries of the business held for sale, including interest from capital leases, and interest on Term Loans required to be paid down using proceeds received on disposal on sale of a business within 365 days with the exception for funds used for capital expenditures and acquisitions.  There has been no impairment loss recognized as the fair value or expected proceeds from the disposal of the businesses is anticipated to be in excess of the asset carrying values.

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Energizer Holdings, Inc.

On January 15, 2018, subsequent to the end of the three month period ended December 31, 2017, the Company entered into a definitive Acquisition Agreement (“Agreement”) with Energizer Holdings, Inc. (“Energizer”) where Energizer will acquire from the Company its Global Battery and Lighting (“GBL”) business for an aggregate purchase price of $2.0 billion in cash, subject to customary purchase price adjustments.

The Agreement provides that Energizer will purchase the equity of certain subsidiaries of the Company, and acquire certain assets and assume certain liabilities of other subsidiaries used or held for the purpose of the GBL business.

In the Agreement, the Company and Energizer have made customary representations and warranties and have agreed to customary covenants relating to the acquisition.  Among other things, prior to the consummation of the acquisition, the Company will be subject to certain business conduct restrictions with respect to its operation of the GBL business.

The Company and Energizer have agreed to indemnify each other for losses arising from certain breaches of the Agreement and for certain other matters.  In particular, the Company has agreed to indemnify Energizer for certain liabilities relating to the assets retained by the Company, and Energizer has agreed to indemnify the Company for certain liabilities assumed by Energizer, in each case as described in the Agreement.

The Company and Energizer have agreed to enter into related agreements ancillary to the acquisition that will become effective upon the consummation of the acquisition, including a customary transition services agreement and reverse transition services agreement.

The consummation of the acquisition is subject to certain customary conditions, including, among other things, (i) the absence of a material adverse effect on GBL, (ii) the expiration or termination of required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iii) the receipt of certain other antitrust approvals in certain specified foreign jurisdictions (the conditions contained in (ii) and (iii) together, the “Antitrust Conditions”), (iv) the accuracy of the representations and warranties of the parties generally subject to a customary material adverse effect standard (as described in the Agreement) or other customary materiality qualifications), (v) the absence of governmental restrictions on the consummation of the acquisition in certain jurisdictions, and (vi) material compliance by the parties with their respective covenants and agreements under the Agreement.  The consummation of the transaction is not subject to any financing condition.  The transaction is expected to be consummated prior to December 31, 2018.

The Agreement also contains certain termination rights, including the right of either party to terminate the Agreement if the consummation of the acquisition has not occurred on or before July 15, 2019 (the “Termination Date”).  Further, if the acquisition has not been consummated by the Termination Date and all conditions precedent to Energizer’s obligation to consummate the acquisition have otherwise been satisfied except for one or more of the Antitrust Conditions, then Energizer would be required to pay the Company a termination fee of $100 million.

The GBL business is a component of the GBA segment, which also includes shared operations and assets of the remaining components of the segment consisting of the Home and Personal Care (“HPC”) business.  The Company is actively marketing the HPC business with interested parties for a separate transaction(s) expected to be entered into and consummated prior to December 31, 2018.

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - ACQUISITIONS

The Company accounts for acquisitions by applying the acquisition method of accounting. The acquisition method of accounting requires, among other things, that the assets acquired and liabilities assumed in a business combination be measured at their fair values as of the closing date of the acquisition.

PetMatrix

On June 1, 2017, the Company completed the acquisition of PetMatrix LLC, a manufacturer and marketer of rawhide-free dog chews consisting primarily of the DreamBone® and SmartBones® brands. The results of PetMatrix’s operations since June 1, 2017 are included in the Company’s Consolidated Statements of Income, and reported within the PET reporting segment for the year ended September 30, 2017.

The Company has recorded an allocation of the purchase price to the Company’s tangible and identifiable intangible assets acquired and liabilities assumed based on their fair values as of the June 1, 2017 acquisition date. The excess of the purchase price over the fair value of the net tangible assets and identifiable intangible assets was recorded as goodwill, which includes value associated with the assembled workforce. The calculation of purchase price and purchase price allocation is as follows:

(in millions)	Purchase Price
Cash consideration	$255.2

(in millions)	Allocation
Cash and cash equivalents	$0.2
Trade receivables	7.8
Inventories	16.0
Prepaid expenses and other current assets	0.9
Property, plant and equipment	0.8
Goodwill	123.8
Intangible assets	110.4
Accounts payable	(4.1)
Accrued wages and salaries	(0.1)
Other current liabilities	(0.5)
Net assets acquired	$255.2

The purchase price allocation resulted in goodwill of $123.8 million, allocated to the PET segment; of which $123.8 million is deductible for tax purposes. The values allocated to intangible assets and the weighted average useful lives are as follows:

(in millions)	Carrying Amount	Weighted Average Useful Life (Years)
Tradenames	$75.0	Indefinite
Technology	21.0	14 years
Customer relationships	12.0	16 years
Non-compete agreement	2.4	5 years
Total intangibles acquired	$110.4

The Company performed a valuation of the acquired inventories; tradenames; technologies; customer relationships and non-compete agreements. The following is a summary of significant inputs to the valuation:

•

Inventory – Acquired inventory consists of branded finished goods that were valued based on the comparative sales method, which estimates the expected sales price of the finished goods inventory, reduced for all costs expected to be incurred in its completion or disposition and a profit on those costs.

•

Tradenames – The Company valued indefinite-lived trade names, DreamBone® and SmartBones®, using an income approach, the relief-from-royalty method. Under this method, the asset value was determined by estimating the hypothetical royalties that would have to be paid if the trade names were not owned. Royalty rates were selected based on consideration of several factors, including prior transactions, related trademarks and trade names, other similar trademark licensing and transaction agreements and the relative profitability and perceived contribution of the trade names.

•

Technology – The Company valued technology using an income approach, the relief-from-royalty method. Under this method, the asset value was determined by estimating the hypothetical royalties that would have to be paid if the technology was not owned. Royalty rates were selected based on consideration of several factors, including prior transactions, related licensing agreements and the importance of the technology and profit levels, among other considerations. The Company anticipates using these technologies through the legal life of the underlying patents; therefore, the expected useful life of these technologies is based on the remaining life of the underlying patents.

•

Customer relationships – The Company valued customer relationships using an income approach, the multi-period excess earnings method. In determining the fair value of the customer relationships, the multi-period excess earnings approach values the intangible asset at the present value of the incremental after-tax cash flows attributable only to the customer relationship after deducting contributory asset charges. The incremental after-tax cash flows attributable to the subject intangible asset are then discounted to their present value. Only expected sales from current customers were used, which are estimated using annual expected growth rates of 2% to 20%. The Company assumed a customer retention rate of up to 98%, which is supported by historical retention rates. Income taxes were estimated at 35% and amounts were discounted using a rate of 12%.

•

Non-compete agreements – The Company valued the non-compete agreement using the income approach that compares the prospective cash flows with and without the non-compete agreement in place. The value of the non-compete agreement is the difference between the discounted cash flows of the business under each of these two alternative scenarios, considering both tax expenditure and tax amortization benefits.

Pro forma results have not been presented as the PetMatrix acquisition is not considered individually significant to the consolidated results of the Company.

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

GloFish

On May 12, 2017, the Company entered into an asset purchase agreement with Yorktown Technologies LP, for the acquisition of assets consisting of the GloFish branded operations, including transfer of the GloFish® brand, related intellectual property and operating agreements. The GloFish operations primarily consist of the development and licensing of fluorescent fish for sale through mass retail and online channels. The results of GloFish’s operations since May 12, 2017 are included in the Company’s Consolidated Statements of Income, and reported within the PET reporting segment for the year ended September 30, 2017.

The Company has recorded an allocation of the purchase price to the Company’s tangible and identifiable intangible assets acquired and liabilities assumed based on their fair values as of the May 12, 2017 acquisition date. The excess of the purchase price over the fair value of the net tangible assets and identifiable intangible assets was recorded as goodwill, which includes value associated with the assembled workforce, including an experienced research team. The calculation of purchase price and purchase price allocation is as follows:

(in millions)	Purchase Price
Cash consideration	$49.7

(in millions)	Allocation
Trade receivables	$0.4
Property, plant and equipment	0.6
Goodwill	11.2
Intangible assets	37.8
Other current liabilities	(0.3)
Net assets acquired	$49.7

The purchase price allocation resulted in goodwill of $11.2 million, allocated to the PET segment; of which $11.2 million is deductible for tax purposes. The values allocated to intangible assets and the weighted average useful lives are as follows:

(in millions)	Carrying Amount	Weighted Average Useful Life (Years)
Tradenames	$6.1	Indefinite
Technology	30.2	13 years
Customer relationships	1.5	10 years
Total intangibles acquired	$37.8

The Company performed a valuation of the acquired tradenames; technologies; customer relationships and contingent consideration. The following is a summary of significant inputs to the valuation:

•

Tradenames – The Company valued indefinite-lived trade names using an income approach, the relief-from-royalty method. Under this method, the asset value was determined by estimating the hypothetical royalties that would have to be paid if the trade names were not owned. Royalty rates were selected based on consideration of several factors, including prior transactions, related trademarks and trade names, other similar trademark licensing and transaction agreements and the relative profitability and perceived contribution of the trade names.

•

Technology – The Company valued technology using an income approach, the relief-from-royalty method. Under this method, the asset value was determined by estimating the hypothetical royalties that would have to be paid if the technology was not owned. Royalty rates were selected based on consideration of several factors, including prior transactions, related licensing agreements and the importance of the technology and profit levels, among other considerations. The Company anticipates using these technologies through the legal life of the underlying patents; therefore, the expected useful life of these technologies is based on the remaining life of the underlying patents.

•

Customer relationships – The Company valued customer relationships using a replacement cost. The replacement cost approach values the intangible asset at the present value of the incremental after-tax cash flows attributable only to the customer relationships after deducting the cost to recreate key customer relationships. The incremental after-tax cash flows attributable to the subject intangible asset are then discounted to their present value. Income taxes were estimated at 35% and amounts were discounted using a rate of 12%.

Pro forma results have not been presented as the GloFish acquisition is not considered individually significant to the consolidated results of the Company.

Shaser

On May 18, 2017, the Company completed the purchase of the remaining 44% non-controlling interest of Shaser, Inc. with a purchase price of $12.6 million. Effective May 18, 2017, Shaser, Inc. is a wholly owned subsidiary of the Company and all recognized non-controlled interest associated with Shaser, Inc. is part of the Company’s equity. As a result of the acquisition the Company recognized an increase of $24.1 million to additional paid-in capital.

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Acquisition and Integration Costs

The following table summarizes acquisition and integration related charges incurred by the Company during the years ended September 30, 2017, 2016 and 2015:

(in millions)	2017	2016	2015
HHI Business	$5.6	$12.6	$7.9
PetMatrix	4.5	—	—
Armored AutoGroup	2.4	14.1	21.8
Glofish	1.0	—	—
Salix	0.7	1.9	10.6
European Iams and Eukanuba	0.2	3.5	9.3
Other	1.2	2.0	4.6
Total acquisition and integration related charges	$15.6	$34.1	$54.2

Acquisition and integration costs include costs directly associated with the completion of the purchase of net assets or equity interest of a business such as a business combination, equity investment, joint venture or purchase of non-controlling interest. Included costs include transactions costs; advisory, legal, accounting, valuation, and other professional fees; and integration of acquired operations onto the Company’s shared service platform and termination of redundant positions and locations.

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - RESTRUCTURING AND RELATED CHARGES

Pet Rightsizing Initiative – During the second quarter of the year ending September 30, 2017, the Company implemented a rightsizing initiative within the PET segment to streamline certain operations and reduce operating costs. The initiative includes headcount reductions and the rightsizing of certain facilities. Total costs associated with this initiative are expected to be approximately $11 million, of which $8.2 million has been incurred to date. The balance is anticipated to be incurred through September 30, 2018.

HHI Distribution Center Consolidation – During the second quarter of the year ending September 30, 2017, the Company implemented an initiative within the HHI segment to consolidate certain operations and reduce operating costs. The initiative includes headcount reductions and the exit of certain facilities. Total costs associated with the initiative are expected to be approximately $50 million, of which $27.4 million has been incurred to date. The balance is anticipated to be incurred through September 30, 2018.

GAC Business Rationalization Initiatives – During the third quarter of the year ended September 30, 2016, the Company implemented a series of initiatives in the GAC segment to consolidate certain operations and reduce operating costs. These initiatives included headcount reductions and the exit of certain facilities. Total costs associated with these initiatives are expected to be approximately $32 million, of which $29.5 million has been incurred to date. The balance is anticipated to be incurred through December 31, 2017.

HHI Business Rationalization Initiatives – During the fourth quarter of the year ended September 30, 2014, the Company implemented a series of initiatives throughout the HHI segment to reduce operating costs and exit low margin business outside the U.S. These initiatives included headcount reductions, the exit of certain facilities and the sale of a portion of the global HHI operations. Total costs associated with these initiatives of $16.6 million has been incurred and completed as of September 30, 2016.

Global Expense Rationalization Initiatives – During the third quarter of the year ended September 30, 2013, the Company implemented a series of initiatives throughout the Company to reduce operating costs. These initiatives consisted of headcount reductions in PET and within Corporate. Total costs associated with these initiatives of $47.0 million has been incurred and completed as of September 30, 2016.

Other Restructuring Activities – The Company has entered or may enter into small, less significant initiatives and restructuring activities to reduce costs and improve margins throughout the organization. Individually these activities are not substantial, and occur over a shorter time period (less than 12 months).

The following summarizes restructuring and related charges for the years ended September 30, 2017, 2016, and 2015:

(in millions)	2017	2016	2015
HHI distribution center consolidation	$27.4	$—	$—
GAC business rationalization initiative	24.2	5.3	—
PET rightsizing initiative	8.2	—	—
Global expense rationalization initiative	0.3	4.6	9.0
HHI business rationalization initiative	—	2.2	9.5
Other restructuring activities	0.3	1.9	1.0
Total restructuring and related charges	$60.4	$14.0	$19.5
Reported as:
Cost of goods sold	$18.1	$0.2	$1.4
Operating expense	42.3	13.8	18.1

The following summarizes restructuring and related charges for the years ended September 30, 2017, 2016, and 2015, and cumulative costs of restructuring initiatives as of September 30, 2017, by cost type:

(in millions)	Termination Benefits	Other Costs	Total
For the year ended September 30, 2017	$11.2	$49.2	$60.4
For the year ended September 30, 2016	2.4	11.6	14.0
For the year ended September 30, 2015	1.8	17.7	19.5
Cumulative costs through September 30, 2017	11.1	54.6	65.7
Future costs to be incurred	5.1	25.0	30.1

Termination costs consist of involuntary employee termination benefits and severance pursuant to a one-time benefit arrangement recognized as part of a restructuring initiative. Other costs consist of non-termination type costs related to restructuring initiatives such as incremental costs to consolidate or close facilities, relocate employees, cost to retrain employees to use newly deployed assets or systems, lease termination costs, and redundant or incremental transitional operating costs and customer fines and penalties during transition, among others

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The following is a rollforward of the accrual related to all restructuring and related activities, included within Other Current Liabilities, by cost type, for the years ended September 30, 2017, 2016, and 2015:

(in millions)	Termination Benefits	Other Costs	Total
Accrual balance at September 30, 2015	$6.2	$0.2	$6.4
Provisions	2.1	3.6	5.7
Cash expenditures	(5.1)	(1.0)	(6.1)
Non Cash Items	(0.7)	—	(0.7)
Accrual balance at September 30, 2016	$2.5	$2.8	$5.3
Provisions	1.8	0.9	2.7
Cash expenditures	(2.9)	(2.8)	(5.7)
Non-cash items	—	—	—
Accrual balance at September 30, 2017	$1.4	$0.9	$2.3

The following summarizes restructuring and related charges by segment for the years ended September 30, 2017, 2016, and 2015, cumulative costs of restructuring initiatives as of September 30, 2017 and future expected costs to be incurred by segment:

(in millions)	PET	H&G	HHI	GAC	Corporate	Total
For the year ended September 30, 2017	$9.1	$—	$26.6	$24.2	$0.5	$60.4
For the year ended September 30, 2016	6.0	0.4	2.3	5.3	—	14.0
For the year ended September 30, 2015	8.9	0.6	9.7	—	0.3	19.5
Cumulative costs through September 30, 2017	9.1	—	26.6	29.5	0.5	65.7
Future costs to be incurred	2.6	—	22.9	2.0	2.6	30.1

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair values of the Company’s financial assets and liabilities are defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. Fair value measurements are classified using a fair value hierarchy that is based upon the observability of inputs used in measuring fair value. Observable inputs (highest level) reflect market data obtained from independent sources, while unobservable inputs (lowest level) reflect internally developed assumptions about hypothetical transactions in the absence of market data. Fair value measurements are classified under the following hierarchy:

•	Level 1 - Unadjusted quoted prices for identical instruments in active markets.
•

Level 2 - Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

•	Level 3 - Significant inputs to the valuation model are unobservable.

The Company utilizes valuation techniques that attempt to maximize the use of observable inputs and minimize the use of unobservable inputs. The Company’s derivatives are valued on a recurring basis using internal models, which are based on market observable inputs including interest rate curves and both forward and spot prices for currencies and commodities, which are generally based on quoted or observed market prices (Level 2). The fair value of certain derivative financial instruments is estimated using pricing models based on contracts with similar terms and risks. Modeling techniques assume market correlation and volatility, such as using prices of one delivery point to calculate the price of the contract’s different delivery point. The nominal value of interest rate transactions is discounted using applicable forward interest rate curves. In addition, by applying a credit reserve which is calculated based on credit default swaps or published default probabilities for the actual and potential asset value, the fair value of the Company’s derivative financial instrument assets reflects the risk that the counterparties to these contracts may default on the obligations. Likewise, by assessing the requirements of a reserve for non-performance which is calculated based on the probability of default by the Company, the Company adjusts its derivative contract liabilities to reflect the price at which a potential market participant would be willing to assume the Company’s liabilities. The Company has not changed the valuation techniques used in measuring the fair value of any financial assets and liabilities during the year.

The fair values of derivative instruments as of September 30, 2017 and 2016 are as follows.  See Note 13 – Derivatives for additional detail:

	2017		2016
(in millions)	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Derivative Assets	$1.5	$1.5	$0.2	$0.2
Derivative Liabilities	$3.3	$3.3	$1.7	$1.7

The carrying values of cash and cash equivalents, receivables, accounts payable and short term debt approximate fair value based on the short-term nature of these assets and liabilities. The carrying values of goodwill, intangible assets and other long-lived assets are tested annually or more frequently if an event occurs that indicates an impairment loss may have been incurred, using fair value measurements with unobservable inputs (Level 3).

The carrying values and estimated fair values for debt as of September 30, 2017 and 2016 are as follows:

	2017		2016
(in millions)	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Total debt - SBH	$3,771.7	$3,972.8	$3,560.0	$3,804.9
Total debt - SB/RH	$3,771.7	$3,972.8	$3,560.0	$3,804.9

The fair value measurements of the Company’s debt represent non-active market exchange-traded securities which are valued at quoted input prices that are directly observable or indirectly observable through corroboration with observable market data (Level 2).

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - RECEIVABLES

The allowance for uncollectible receivables as of September 30, 2017 and 2016 was $23.5 million and $21.3 million, respectively. The following is a rollforward of the allowance for the years ended September 30, 2017, 2016 and 2015:

(in millions)	Beginning Balance	Charged to Profit & Loss	Deductions	Other Adjustments	Ending Balance
September 30, 2017	$21.3	$4.1	$(2.9)	$1.0	$23.5
September 30, 2016	$15.8	$8.2	$(2.9)	$0.2	$21.3
September 30, 2015	$17.3	$0.1	$(1.4)	$(0.2)	$15.8

The Company has a broad range of customers including many large retail outlet chains, three of which exceed 10% of consolidated Net Sales and/or Trade Receivables.  These three customers represented 38%,  37% and 39% of Net Sales for the years ended September 30, 2017, 2016 and 2015, respectively; and 36% and 23% of Trade Receivables at September 30, 2017 and 2016, respectively.

We have entered into various factoring agreements and early pay programs with our customers to sell our trade receivables under non-recourse agreements in exchange for cash proceeds. A loss on sales is recognized for any discount and factoring fees associated with the transfer. We utilize factoring arrangements as an integral part of our financing for working capital. These transactions are treated as a sale and are accounted for as a reduction in trade receivables because the agreements transfer effective control over and risk related to the receivables to buyers. In some instances, we may continue to service the transferred receivable after the factoring has occurred, but in most cases we do not service any factored accounts. Any servicing of the trade receivable does not constitute significant continuing involvement or preclude the recognition of a sale. We do not carry any material servicing assets or liabilities. Cash proceeds from these arrangements are reflected as operating activities. The aggregate gross amount factored under these facilities was $1,158.2 million, $1,087.3 million and $974.6 million for the years ended September 30, 2017, 2016 and 2015, respectively. The cost of factoring such trade receivables was $7.6 million, $6.2 million and $2.8 million for the years ended September 30, 2017, 2016 and 2015 and reflected in the Consolidated Statements of Income as General and Administrative Expense.

NOTE 8 - INVENTORY

Inventories as of September 30, 2017 and 2016 consist of the following:

(in millions)	2017	2016
Raw materials	$95.7	$96.8
Work-in-process	35.5	26.0
Finished goods	365.1	327.1
	$496.3	$449.9

NOTE 9 - Property, Plant and Equipment

Property, plant and equipment as of September 30, 2017 and 2016 consist of the following:

(in millions)	2017	2016
Land, buildings and improvements	$145.7	$140.4
Machinery, equipment and other	379.3	326.3
Capital leases	210.2	74.6
Construction in progress	40.4	35.6
Property, plant and equipment	$775.6	$576.9
Accumulated depreciation	(272.5)	(210.8)
Property, plant and equipment, net	$503.1	$366.1

Depreciation expense from property, plant and equipment for the years ended September 30, 2017, 2016 and 2015 was $69.6 million, $59.2 million, and $52.5 million, respectively.

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - GOODWILL AND INTANGIBLE ASSETS

Goodwill, by segment, consists of the following:

(in millions)	HHI	PET	H&G	GAC	Total
As of September 30, 2015	$699.5	$299.6	$196.5	$932.6	$2,128.2
Adjustments	—	—	—	3.3	3.3
Foreign currency impact	3.3	0.2	—	(1.7)	1.8
As of September 30, 2016	702.8	299.8	196.5	934.2	2,133.3
PetMatrix acquisition	—	123.8	—	—	123.8
GloFish acquisition	—	11.2	—	—	11.2
Foreign currency impact	5.9	2.3	—	0.6	8.8
As of September 30, 2017	$708.7	$437.1	$196.5	$934.8	$2,277.1

The fair values of the HHI, PET, H&G and GAC reporting units exceeded their carrying values by 93.2%, 38.6%, 352.3%, and 12.4%, respectively. As a result, no impairment was recognized and there were no reporting units that were deemed at risk of impairment.

The carrying value and accumulated amortization for intangible assets subject to amortization are as follows:

	2017			2016
(in millions)	Gross Carrying Amount	Accumulated Amortization	Net	Gross Carrying Amount	Accumulated Amortization	Net
Customer relationships	$671.7	$(222.3)	$449.4	$653.4	$(183.5)	$469.9
Technology assets	194.6	(59.7)	134.9	181.3	(76.8)	104.5
Tradenames	18.5	(15.1)	3.4	18.3	(11.8)	6.5
Total	$884.8	$(297.1)	$587.7	$853.0	$(272.1)	$580.9

Certain trade names intangible assets have an indefinite life and are not amortized. The balance of trade names not subject to amortization was $1,024.3 million and $953.9 million as of September 30, 2017 and 2016. During the year ended September 30, 2017, the Company recognized $16.3 million impairment on indefinite life intangible assets due to the reduction in value over certain tradenames in response to changes in management’s strategy. During the year ended September 30, 2016, the Company recognized $2.7 million impairment on indefinite life intangible assets. There was no impairment loss on indefinite-lived trade names for the year ended September 30, 2015.

Amortization expense from intangible assets for the years ended September 30, 2017, 2016 and 2015 was $62.0 million, $60.6 million and $53.8 million, respectively. Excluding the impact of any future acquisitions or changes in foreign currency, the Company anticipates the annual amortization expense of intangible assets for the next five fiscal years will be as follows:

(in millions)	Amortization
2018	$57.5
2019	57.4
2020	55.0
2021	49.7
2022	48.0

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - DEBT

Debt for SBH and SB/RH as of September 30, 2017 and 2016 consists of the following:

	2017		2016
(in millions)	Amount	Rate	Amount	Rate
Term Loan, variable rate, due June 23, 2022	$1,244.2	3.4%	$1,005.5	3.6%
CAD Term Loan, variable rate, due June 23, 2022	59.0	4.9%	54.9	4.6%
Euro Term Loan, variable rate, due June 23, 2022	—	—%	63.0	3.5%
4.00% Notes, due October 1, 2026	500.9	4.0%	477.0	4.0%
5.75% Notes, due July 15, 2025	1,000.0	5.8%	1,000.0	5.8%
6.125% Notes, due December 15, 2024	250.0	6.1%	250.0	6.1%
6.375% Notes, due November 15, 2020	—	—%	129.7	6.4%
6.625% Notes, due November 15, 2022	570.0	6.6%	570.0	6.6%
Revolver Facility, variable rate, expiring March 6, 2022	—	—%	—	—%
Other notes and obligations	4.7	8.0%	3.9	7.5%
Obligations under capital leases	199.7	5.7%	67.4	5.3%
Total debt	3,828.5		3,621.4
Unamortized discount on debt	(3.7)		(4.5)
Debt issuance costs	(53.1)		(56.9)
Less current portion	(19.4)		(145.3)
Long-term debt, net of current portion	$3,752.3		$3,414.7

The Company’s aggregate scheduled maturities of debt and capital lease obligations are as follows:

(in millions)	Capital Lease Obligations	Debt	Total
2018	$6.3	$13.1	$19.4
2019	7.4	17.7	25.1
2020	7.8	13.1	20.9
2021	9.9	13.1	23.0
2022	7.6	1,250.8	1,258.4
Thereafter	160.7	2,321.0	2,481.7
Long-term debt	$199.7	$3,628.8	$3,828.5

There was no intercompany debt owed by SB/RH as of September 30, 2017 and 2016.

Term Loans and Revolver Facility

On June 23, 2015, SBI entered into term loan facilities pursuant to a Senior Credit Agreement consisting of (i) a $1,450 million USD Term Loan due June 23, 2022, (ii) a $75 million CAD Term Loan due June 23, 2022 and (iii) a €300 million Euro Term Loan due June 23, 2022, (collectively, “Term Loans”) and (iv) entered into a $500 million Revolver Facility due June 23, 2020 (the “Revolver”). The proceeds from the Term Loans and draws on the Revolver were used to repay SBI’s then-existing senior term credit facility, repay SBI’s outstanding 6.75% senior unsecured notes due 2020, repay and replace SBI’s then-existing asset based revolving loan facility, and to pay fees and expenses in connection with the refinancing and for general corporate purposes.

On October 6, 2016, the Company entered into the first amendment to the Credit Agreement under its Term Loans and Revolver Facility (the “Credit Agreement”) reducing the interest rate margins applicable to the USD Term Loans to either adjusted LIBOR (International Exchange London Interbank Offered Rate), subject to a 0.75% floor plus margin of 2.50% per annum, or base rate with a 1.75% floor plus margin of 1.50% per annum. The Company recognized $1.0 million of costs in connection with amending the Credit Agreement that has been recognized as interest expense.

On March 6, 2017, the Company entered into a second amendment to the Credit Agreement expanding the overall capacity of the Revolver Facility to $700 million, reducing the interest rate margin to either adjusted LIBOR plus margin ranging from 1.75% to 2.25%, or base rate plus margin ranging from 0.75% to 1.25%, reducing the commitment fee to 35bps, and extending the maturity to March 2022. The Company recognized $2.6 million of costs in connection with amending the cash revolver that has been deferred as debt issuance costs.

On April 7, 2017, the Company entered into a third amendment to the Credit Agreement reducing the interest rate margins applicable to the USD Term Loans to either adjusted LIBOR plus margin of 2.00% per annum, or base rate plus margin of 1.00%. The Company recognized $0.6 million of costs in connection with amending the Credit Agreement that has been recognized as interest expense.

On May 16, 2017, the Company entered into a fourth amendment to the Credit Agreement increasing its USD Term Loan by $250.0 million of incremental borrowings and removing the floor which both LIBOR and base rates were subject to. The Company recognized $2.7 million as costs in connection with the increased borrowing that has been deferred as debt issuance costs.

On May 24, 2017, the Company extinguished its Euro Term Loan and recognized non-cash interest expense of $0.6 million for previously deferred debt issuance costs in connection with the extinguishment.

Subsequent to the amendments to the Credit Agreement discussed above, the Term Loans and Revolver Facility are subject to variable interest rates, (i) the USD Term Loan is subject to either adjusted LIBOR, plus margin of 2.00% per annum, or base rate plus margin of 1.00% per annum; (ii) the CAD Term Loan is subject to either CDOR (Canadian Dollar Offered Rate), subject to a 0.75% floor plus 3.50% per annum, or base rate with a 1.75% floor plus 2.50% per annum; (iii) the Euro Term Loan was subject to either EURIBOR (Euro Interbank Offered Rate), subject to a 0.75% floor plus 2.75% per annum; and (iv) the Revolver Facility is subject to either adjusted LIBOR plus margin ranging from 1.75% to 2.25% per annum, or base rate plus margin ranging from 0.75% to 1.25% per annum.

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Subject to certain mandatory prepayment events, the Term Loans are subject to repayment according to scheduled amortizations, with the final payments of all amounts outstanding, plus accrued and unpaid interest, due at maturity. The Senior Credit Agreement contains customary affirmative and negative covenants, including, but not limited to, restrictions on SBI and its restricted subsidiaries’ ability to incur indebtedness, create liens, make investments, pay dividends or make certain other distributions, and merge or consolidate or sell assets, in each case subject to certain exceptions set forth in the Senior Credit Agreement.

The Credit Agreement, solely with respect to the Revolver Facility, contains a financial covenant test on the last day of each fiscal quarter on the maximum total leverage ratio. This is calculated as the ratio of (i) the principal amount of third party debt for borrowed money (including unreimbursed letter of credit drawings), capital leases and purchase money debt, at period-end, less cash and cash equivalents, to (ii) adjusted EBITDA for the trailing twelve months. The maximum total leverage ratio should be no greater than 6.0 to 1.0. As of September 30, 2017, we were in compliance with all covenants under the Credit Agreement

Pursuant to a guarantee agreement, SB/RH and the material wholly-owned domestic subsidiaries of SBI have guaranteed SBI’s obligations under the Senior Credit Agreement and related loan documents. Pursuant to a security agreement, SBI and such subsidiary guarantors have pledged substantially all of their respective assets to secure such obligations and, in addition, SB/RH has pledged the capital stock of SBI to secure such obligations. The Senior Credit Agreement also provides for customary events of default including payment defaults and cross-defaults to other material indebtedness.

In connection with the new Revolver Facility, the Company incurred $5.7 million of fees that were capitalized as debt issuance costs and are being amortized over the remaining life of the Revolver Facility. As of September 30, 2017, the Company had aggregate borrowing availability of $680.5 million, net of outstanding letters of credit of $18.0 million and a $1.5 million amount allocated to a foreign subsidiary.

4.00% Notes

On September 20, 2016, SBI issued €425 million aggregate principal amount of 4.00% Notes at par value, due October 1, 2026. The 4.00% Notes are guaranteed by SB/RH as well as by SBI’s existing and future domestic subsidiaries.

SBI may redeem all or a part of the 4.00% Notes, at any time on or after October 1, 2021 at specified redemption prices. In addition, prior to October 1, 2021, SBI may redeem the notes at a redemption price equal to 100% of the principal amounts plus a “make-whole” premium. SBI is also entitled to redeem up to 35% of the aggregate principal amount of the notes before October 1, 2019 with an amount of cash equal to the net proceeds that SBI raises in equity offerings at specified redemption prices. Further, the indenture governing the 4.00% Notes (the “2026 Indenture”) requires SBI to make an offer, in cash, to repurchase all or a portion of the applicable outstanding notes for a specified redemption price, including a redemption premium, upon the occurrence of a change of control of SBI, as defined in the 2026 Indenture.

The 2026 Indenture contains customary covenants that limit, among other things, the incurrence of additional indebtedness, payment of dividends on or redemption or repurchase of equity interests, the making of certain investments, expansion into unrelated businesses, creation of liens on assets, merger or consolidation with another company, transfer or sale of all or substantially all assets, and transactions with affiliates.

In addition, the 2026 Indenture provides for customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants, failure to make payments when due or on acceleration of certain other indebtedness, and certain events of bankruptcy and insolvency. Events of default under the 2026 Indenture arising from certain events of bankruptcy or insolvency will automatically cause the acceleration of the amounts due under the 4.00% Notes. If any other event of default under the 2026 Indenture occurs and is continuing, the trustee for the 2026 Indenture or the registered holders of at least 25% in the then aggregate outstanding principal amount of the 4.00% Notes, may declare the acceleration of the amounts due under those notes.

The Company recorded $7.7 million of fees in connection with the offering of the 4.00% Notes, which have been capitalized as debt issuance costs and are being amortized over the remaining life of the 4.00% Notes.

5.75% Notes

On May 20, 2015, in connection with the acquisition of the AAG Business, SBI issued $1,000 million aggregate principal amount of 5.75% Notes at par value, due July 15, 2025 (the “5.75% Notes”). The 5.75% Notes are guaranteed by SB/RH as well as by SBI’s existing and future domestic subsidiaries.

SBI may redeem all or a part of the 5.75% Notes, at any time on or after July 15, 2020, at specified redemption prices. In addition, prior to July 15, 2020, SBI may redeem the notes at a redemption price equal to 100% of the principal amount plus a “make-whole” premium. SBI is also entitled to redeem up to 35% of the aggregate principal amount of the notes before July 15, 2018 with an amount of cash equal to the net proceeds that SBI raises in equity offerings at specified redemption prices. Further, the indenture governing the 5.75% Notes (the “2025 Indenture”) requires SBI to make an offer, in cash, to repurchase all or a portion of the applicable outstanding notes for a specified redemption price, including a redemption premium, upon the occurrence of a change of control of SBI, as defined in the 2025 Indenture.

The 2025 Indenture contains customary covenants that limit, among other things, the incurrence of additional indebtedness, payment of dividends on or redemption or repurchase of equity interests, the making of certain investments, expansion into unrelated businesses, creation of liens on assets, merger or consolidation with another company, transfer or sale of all or substantially all assets, and transactions with affiliates.

In addition, the 2025 Indenture provides for customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants, failure to make payments when due or on acceleration of certain other indebtedness, and certain events of bankruptcy and insolvency. Events of default under the 2025 Indenture arising from certain events of bankruptcy or insolvency will automatically cause the acceleration of the amounts due under the 5.75% Notes. If any other event of default under the 2025 Indenture occurs and is continuing, the trustee for the 2025 Indenture or the registered holders of at least 25% in the then aggregate outstanding principal amount of the 5.75% Notes, may declare the acceleration of the amounts due under those notes.

The Company recorded $19.7 million of fees in connection with the offering of the 5.75% Notes, which have been capitalized as debt issuance costs and are being amortized over the remaining life of the 5.75% Notes.

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6.125% Notes

On December 4, 2014, SBI issued $250 million aggregate principal amount of 6.125% Notes at par value, due December 15, 2024 (the”6.125% Notes”). The 6.125% Notes are guaranteed by SB/RH, as well as by SBI’s existing and future domestic subsidiaries.

SBI may redeem all or a part of the 6.125% Notes, at any time on or after December 15, 2019, at specified redemption prices. Prior to December 15, 2019, SBI may redeem the notes at a redemption price equal to 100% of the principal amount plus a “make-whole” premium. SBI is also entitled to redeem up to 35% of the aggregate principal amount of the notes before December 15, 2017 with an amount of cash equal to the net proceeds that SBI raises in equity offerings at specified redemption prices. Further, the indenture governing the 6.125% Notes (the “2024 Indenture”) requires SBI to make an offer, in cash, to repurchase all or a portion of the applicable outstanding notes for a specified redemption price, including a redemption premium, upon the occurrence of a change of control of SBI, as defined in the 2024 Indenture.

The 2024 Indenture contains customary covenants that limit, among other things, the incurrence of additional indebtedness, payment of dividends on or redemption or repurchase of equity interests, the making of certain investments, expansion into unrelated businesses, creation of liens on assets, merger or consolidation with another company, transfer or sale of all or substantially all assets, and transactions with affiliates.

In addition, the 2024 Indenture provides for customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants, failure to make payments when due or on acceleration of certain other indebtedness, and certain events of bankruptcy and insolvency. Events of default under the 2024 Indenture arising from certain events of bankruptcy or insolvency will automatically cause the acceleration of the amounts due under the 6.125% Notes. If any other event of default under the 2024 Indenture occurs and is continuing, the trustee for the 2024 Indenture or the registered holders of at least 25% in the then aggregate outstanding principal amount of the 6.125% Notes, may declare the acceleration of the amounts due under those notes.

The Company recorded $4.6 million of fees in connection with the offering of the 6.125% Notes, which have been capitalized as debt issuance costs and are being amortized over the remaining life of the 6.125% Notes.

6.375% Notes and 6.625% Notes

On December 17, 2012, in connection with the acquisition of HHI Business, the Company assumed $520 million aggregate principal amount of 6.375% Notes at par value, due November 15, 2020 (the “6.375% Notes”), and $570 million aggregate principal amount of 6.625% Notes at par value, due November 15, 2022 (the “6.625% Notes”). During the year ended September 30, 2016, in connection with the issuance of the 4.00% Notes previously discussed, the Company repurchased $390.3 million aggregate principal amount of the 6.375% Notes in a cash tender offer. In connection with the tender, the Company recognized $6.5 million of fees and expenses and a $15.6 million tender premium as interest expense and wrote off $5.8 million of previously capitalized debt issuance costs as a non-cash charge to interest expense during the year ended September 30, 2016. On October 20, 2016, the Company redeemed the remaining outstanding aggregate principal on the 6.375% Notes of $129.7 million, with a make whole premium of $4.6 million recognized as interest expense and $1.9 million in non-cash interest expense for previously deferred debt issuance costs for the year ended September 30, 2017. The 6.625% Notes are unsecured and guaranteed by SB/RH, as well as by existing and future domestic restricted subsidiaries.

The Company may redeem all or a part of the 6.625% Notes, upon not less than 30 or more than 60 days notice, at specified redemption prices. Further, the indenture governing the 6.625% Notes (the “2020/22 Indenture”) requires the Company to make an offer, in cash, to repurchase all or a portion of the applicable outstanding notes for a specified redemption price, including a redemption premium, upon the occurrence of a change of control of the Company, as defined in such indenture. Subsequent to the year ended September 30, 2017 and effective November 15, 2017, the 6.625% Notes became callable by the Company.

The 2020/22 Indenture contains customary covenants that limit, among other things, the incurrence of additional indebtedness, payment of dividends on or redemption or repurchase of equity interests, the making of certain investments, expansion into unrelated businesses, creation of liens on assets, merger or consolidation with another company, transfer or sale of all or substantially all assets, and transactions with affiliates.

In addition, the 2020/22 Indenture provides for customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants, failure to make payments when due or on acceleration of certain other indebtedness, and certain events of bankruptcy and insolvency. Events of default under the 2020/22 Indenture arising from certain events of bankruptcy or insolvency will automatically cause the acceleration of the amounts due under the 6.625% Notes. If any other event of default under the 2020/22 Indenture occurs and is continuing, the trustee for the 2020/22 Indenture or the registered holders of at least 25% in the then aggregate outstanding principal amount of the 6.625% Notes, may declare the acceleration of the amounts due under those notes.

The Company recorded $14.1 million of fees in connection with the offering of the 6.625% Notes, which were capitalized as debt issuance costs and amortized over the remaining lives of the 6.625% Notes, respectively.

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 - LEASES

The Company has leases primarily pertaining to land, buildings and equipment that expire at various times through February 2034. The Company’s minimum rent payments under operating leases are recognized on a straight-line basis over the term of the leases. Future minimum rental commitments under non-cancelable operating leases are as follows:

(in millions)	Amount
2018	$24.2
2019	20.9
2020	14.7
2021	10.3
2022	6.9
Thereafter	25.5
Total minimum lease payments	$102.5

Rent expense was $26.2 million, $39.3 million and $32.1 million for the years ended September 30, 2017, 2016 and 2015, respectively.

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - DERIVATIVES

Derivative financial instruments are used by the Company principally in the management of its interest rate, foreign currency exchange rate and raw material price exposures. The Company does not hold or issue derivative financial instruments for trading purposes. For derivative instruments that are designated and qualify as cash flow hedges, the gain or loss on the effective portion of the derivative is reported as a component of Accumulated Other Comprehensive Income (“AOCI”) and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. Gains and losses on derivatives representing either hedge ineffectiveness or hedge components excluded from the assessment of effectiveness are recognized in current earnings.

Cash Flow Hedges

Interest Rate Swaps. The Company uses interest rate swaps to manage its interest rate risk. The swaps are designated as cash flow hedges with the changes in fair value recorded in AOCI and as a derivative asset or liability, as applicable. The swaps settle periodically in arrears with the related amounts for the current settlement period payable to, or receivable from, the counter-parties included in accrued liabilities or receivables, respectively, and recognized in earnings as an adjustment to Interest Expense from the underlying debt to which the swap is designated. As of September 30, 2017, the Company had a series of U.S. dollar denominated interest rate swaps outstanding which effectively fix the interest on variable rate debt, exclusive of lender spreads, at 1.76% for a notional principal amount of $300.0 million through May 2020. As of September 30, 2016, the Company has a series of U.S. dollar denominated interest rate swaps outstanding which effectively fix the interest on variable rate debt, exclusive of lender spreads at 1.36% for a notional principal amount of $300.0 million through April 2017. The derivative net losses estimated to be reclassified from AOCI into earnings over the next 12 months is $0.5 million, net of tax. The Company’s interest rate swap derivative financial instruments at September 30, 2017 and 2016 are as follows:

	2017		2016
(in millions)	Notional Amount	Remaining Years	Notional Amount	Remaining Years
Interest rate swaps - fixed	$300.0	2.6	$300.0	0.5

Commodity Swaps. The Company is exposed to risk from fluctuating prices for brass used in its manufacturing processes at its HHI segment. The Company hedges a portion of the risk associated with the purchase of these materials through the use of commodity swaps. The hedge contracts are designated as cash flow hedges with the fair value changes recorded in AOCI and as a hedge asset or liability, as applicable. The unrecognized changes in fair value of the hedge contracts are reclassified from AOCI into earnings when the hedged purchase of raw materials also affects earnings. The swaps effectively fix the floating price on a specified quantity of raw materials through a specified date. At September 30, 2017, the Company had a series of brass swap contracts outstanding through February 2019. The derivative net gains estimated to be reclassified from AOCI into earnings over the next 12 months is $0.4 million, net of tax. The Company had the following commodity swap contracts outstanding as of September 30, 2017 and 2016:

	2017		2016
(in millions, except notional)	Notional Amount	Contract Value	Notional Amount	Contract Value
Brass swap contracts	1.3 Tons	$6.6	1.0 Tons	$4.0

Foreign exchange contracts. The Company periodically enters into forward foreign exchange contracts to hedge the risk from forecasted foreign currency denominated third party and intercompany sales or payments. These obligations generally require the Company to exchange foreign currencies for U.S. Dollars, Euros, Australian Dollars, Canadian Dollars or Japanese Yen. These foreign exchange contracts are cash flow hedges of fluctuating foreign exchange rates related to sales of product or raw material purchases. Until the sale or purchase is recognized, the fair value of the related hedge is recorded in AOCI and as a hedge asset or liability, as applicable. At the time the sale or purchase is recognized, the fair value of the related hedge is reclassified as an adjustment to Net Sales or purchase price variance in Cost of Goods Sold on the Consolidated Statements of Income. At September 30, 2017, the Company had a series of foreign exchange derivative contracts outstanding through June 2019. The derivative net losses estimated to be reclassified from AOCI into earnings over the next 12 months is $1.6 million, net of tax. At September 30, 2017 and 2016, the Company had foreign exchange derivative contracts designated as cash flow hedges with a notional value of $67.5 million and $29.9 million, respectively.

Net Investment Hedge

On September 20, 2016, SBI issued €425 million aggregate principal amount of 4.00% Notes. See Note 11 - Debt for further detail. The 4.00% Notes are denominated in Euros and have been designated as a net investment hedge of the translation of the Company’s net investments in Euro denominated subsidiaries at the time of issuance. As a result, the translation of the Euro denominated debt is recognized as AOCI with any ineffective portion recognized as foreign currency translation gains or losses on the statement of income when the aggregate principal exceeds the net investment in its Euro denominated subsidiaries. Net gains or losses from the net investment hedge are reclassified from AOCI into earnings upon a liquidation event or deconsolidation of Euro denominated subsidiaries. As of September 30, 2017, the hedge was fully effective and no ineffective portion was recognized in earnings.

Derivative Contracts Not Designated As Hedges for Accounting Purposes

Foreign exchange contracts. The Company periodically enters into forward and swap foreign exchange contracts to economically hedge the risk from third party and intercompany payments resulting from existing obligations. These obligations generally require the Company to exchange foreign currencies for U.S. Dollars, Canadian Dollars, Euros, Pounds Sterling, Taiwanese Dollars, Hong Kong Dollars or Australian Dollars. These foreign exchange contracts are economic hedges of a related liability or asset recorded in the accompanying Consolidated Statements of Financial Position. The gain or loss on the derivative hedge contracts is recorded in earnings as an offset to the change in value of the related liability or asset at each period end. At September 30, 2017, the Company had a series of forward exchange contracts outstanding through October 2017. At September 30, 2017 and 2016, the Company had $62.9 million and $62.0 million, respectively, of notional value for such foreign exchange derivative contracts outstanding.

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Fair Value of Derivative Instruments

The fair value of the Company’s outstanding derivative instruments in the Consolidated Statements of Financial Position are as follows:

(in millions)	Line Item	2017	2016
Derivative Assets
Commodity swaps - designated as hedge	Other receivables	$0.6	$0.1
Interest rate swaps - designated as hedge	Deferred charges and other	0.4	—
Foreign exchange contracts - designated as hedge	Other receivables	0.2	—
Foreign exchange contracts - not designated as hedge	Other receivables	0.3	0.1
Total Derivative Assets		$1.5	$0.2
Derivative Liabilities
Interest rate swaps - designated as hedge	Other current liabilities	$0.5	$0.8
Interest rate swaps - designated as hedge	Accrued interest	0.2	0.4
Commodity swaps - designated as hedge	Accounts payable	—	0.1
Foreign exchange contracts - designated as hedge	Accounts payable	2.3	0.2
Foreign exchange contracts - designated as hedge	Other long-term liabilities	0.3	0.1
Foreign exchange contracts - not designated as hedge	Accounts payable	—	0.1
Total Derivative Liabilities		$3.3	$1.7

The Company is exposed to the risk of default by the counterparties with which it transacts and generally does not require collateral or other security to support financial instruments subject to credit risk. The Company monitors counterparty credit risk on an individual basis by periodically assessing each such counterparty’s credit rating exposure. The maximum loss due to credit risk equals the fair value of the gross asset derivatives that are concentrated with certain domestic and foreign financial institution counterparties. The Company considers these exposures when measuring its credit reserve on its derivative assets, which was less than $0.1 million for the years ended September 30, 2017 and 2016.

The Company’s standard contracts do not contain credit risk related contingent features whereby the Company would be required to post additional cash collateral as a result of a credit event. However, the Company is typically required to post collateral in the normal course of business to offset its liability positions. As of September 30, 2017 and 2016, there was no cash collateral outstanding. In addition, as of September 30, 2017 and 2016, the Company had no posted standby letters of credit related to such liability positions.

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the impact of the effective and ineffective portions of designated hedges and the gain (loss) recognized in the Consolidated Statement of Income for the years ended September 30, 2017, 2016 and 2015:

	Effective Portion
				Reclassified to
For the year ended	Gain (Loss)	Reclassified to Continuing Operations		Discontinued	Ineffective portion
September 30, 2017 (in millions)	in OCI	Line Item	Gain (Loss)	Operations	Line Item	Gain (Loss)
Interest rate swaps	$(0.7)	Interest expense	$(1.3)	$—	Interest expense	$—
Commodity swaps	6.2	Cost of goods sold	0.7	4.7	Cost of goods sold	—
Net investment hedge	(24.0)	Other non-operating expense	—	—	Other non-operating expense	—
Foreign exchange contracts	0.4	Net sales	—	—	Net sales	—
Foreign exchange contracts	(13.5)	Cost of goods sold	0.1	6.6	Cost of goods sold	—
Total	$(31.6)		$(0.5)	$11.3		$—

	Effective Portion
				Reclassified to
For the year ended	Gain (Loss)	Reclassified to Continuing Operations		Discontinued	Ineffective portion
September 30, 2016 (in millions)	in OCI	Line Item	Gain (Loss)	Operations	Line Item	Gain (Loss)
Interest rate swaps	$(0.4)	Interest expense	$(1.9)	$—	Interest expense	$—
Commodity swaps	4.5	Cost of goods sold	(1.4)	(2.3)	Cost of goods sold	—
Net investment hedge	0.6	Other non-operating expense	—	—	Other non-operating expense	—
Foreign exchange contracts	(0.4)	Net sales	(0.2)	—	Net sales	—
Foreign exchange contracts	6.8	Cost of goods sold	1.2	5.7	Cost of goods sold	—
Total	$11.1		$(2.3)	$3.4		$—

	Effective Portion
				Reclassified to
For the year ended	Gain (Loss)	Reclassified to Continuing Operations		Discontinued	Ineffective portion
September 30, 2015 (in millions)	in OCI	Line Item	Gain (Loss)	Operations	Line Item	Gain (Loss)
Interest rate swaps	$(3.4)	Interest expense	$(1.9)	$—	Interest expense	$—
Commodity swaps	(7.2)	Cost of goods sold	(0.5)	(0.2)	Cost of goods sold	—
Foreign exchange contracts	0.1	Net sales	0.1	—	Net sales	—
Foreign exchange contracts	21.8	Cost of goods sold	25.4	4.6	Cost of goods sold	—
Total	$11.3		$23.1	$4.4		$—

The unrealized loss on derivative contracts in Accumulated Other Comprehensive Loss expected to be recognized during the year ended September 30, 2018 is $8.9 million.

The following table summarizes the gain (loss) associated with derivative contracts not designated as hedges and recognized as part of income from continuing operations in the Consolidated Statements of Income for the years ended September 30, 2017, 2016 and 2015.

(in millions)	Line Item	2017	2016	2015
Foreign exchange contracts	Other non-operating expenses, net	1.9	3.1	(4.9)

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 - EMPLOYEE BENEFIT PLANS

Pension Benefits

The Company has various defined benefit pension plans covering some of its employees. Plans generally provide benefits of stated amounts for each year of service. The Company funds its pension plans in accordance with the requirements of the defined benefit pension plans and, where applicable, in amounts sufficient to satisfy the minimum funding requirements of applicable laws. Additionally, in compliance with the Company’s funding policy, annual contributions to defined benefit plans are equal to the actuarial recommendations or statutory requirements in the respective countries. The Company sponsors or participates in a number of other non-U.S. pension arrangements, including various retirement and termination benefit plans, some of which are covered by local law or coordinated with government-sponsored plans, which are not significant in the aggregate. The following tables provide additional information on the Company’s pension plans as of September 30, 2017 and 2016:

(in millions)	2017	2016
Changes in benefit obligation:
Benefit obligation, beginning of year	$85.7	$68.5
Service cost	2.5	2.0
Interest cost	1.6	2.0
Actuarial (gain) loss	(11.0)	15.3
Curtailments	(0.2)	—
Benefits paid	(1.5)	(1.6)
Foreign currency exchange rate changes	4.1	(0.5)
Benefit obligation, end of year	$81.2	$85.7
Changes in plan assets:
Fair value of plan assets, beginning of year	$43.3	$41.7
Actual return on plan assets	0.6	0.7
Employer contributions	4.4	2.4
Benefits paid	(1.5)	(1.6)
Foreign currency exchange rate changes	2.2	0.1
Fair value of plan assets, end of year	$49.0	$43.3
Funded Status	$(32.2)	$(42.4)
Amounts recognized in statement of financial position
Other accrued expenses	$0.3	$0.3
Other long-term liabilities	31.9	42.1
Accumulated other comprehensive loss	19.0	30.0
Weighted average assumptions
Discount rate	1.13 - 7.50%	1.00 - 8.68%
Expected return on plan assets	1.13 - 3.50%	1.00 - 3.50%
Rate of compensation increase	1.37 - 7.00%	2.25 - 7.00%

Amounts reclassified from Accumulated Other Comprehensive Loss associated with employee benefit plan costs and recognized on the Company’s Consolidated Statements of Income for the years ended September 30, 2017, 2016 and 2015 were as follows:

(in millions)	2017	2016	2015
Cost of goods sold	$1.2	$0.1	$0.5
Selling expenses	0.8	0.3	0.3
General and administrative expenses	0.3	0.1	0.1
Amounts reclassified from AOCI to continuing operations	$2.3	$0.5	$0.9

For the years ended September 30, 2017, 2016, and 2015, there was $3.2 million, $1.9 million and $0.5 million of loss reclassified from AOCI associated with employee benefit plan costs recognized in income from discontinued operations, respectively.  The net loss in Accumulated Other Comprehensive Loss expected to be recognized in continuing operations during the year ended September 30, 2018 is $1.1 million.

The following table contains the components of net periodic benefit cost for the years ended September 30, 2017, 2016 and 2015:

(in millions)	2017	2016	2015
Service cost	$2.5	$2.0	$2.0
Interest cost	1.6	2.0	2.0
Expected return on assets	(1.5)	(1.4)	(1.4)
Curtailment	(0.2)	0.1	0.4
Recognized net actuarial loss	2.3	0.5	0.9
Net periodic benefit cost	$4.7	$3.2	$3.9
Weighted average assumptions
Discount rate	1.00 - 8.68%	1.00 - 7.00%	2.00 - 7.50%
Expected return on plan assets	1.00 - 3.50%	1.00 - 3.50%	2.00 - 3.50%
Rate of compensation increase	2.25 - 7.00%	2.25 - 5.50%	2.25 - 5.50%

The discount rate is used to calculate the projected benefit obligation. The discount rate used is based on the rate of return on government bonds as well as current market conditions of the respective countries where the plans are established. The expected return on plan assets is based on the Company’s expectation of the long-term average rate of return of the capital market in which the plans invest. The expected return reflects the target asset allocations and considers the historical returns earned for each asset category.

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company has established formal investment policies for the assets associated with these plans. Policy objectives include maximizing long-term return at acceptable risk levels, diversifying among asset classes, if appropriate, and among investment managers, as well as establishing relevant risk parameters within each asset class. Specific asset class targets are based on the results of periodic asset/liability studies. The investment policies permit variances from the targets within certain parameters. The plan assets currently do not include holdings of the Company’s common stock.

Asset Type	2017	2016
Equity Securities	—%	—%
Fixed Income Securities	5%	5%
Other	95%	95%
Total	100%	100%

The fair value of pension plan assets by asset category as of September 30, 2017 and 2016 are as follows:

As of September 30, 2017 (in millions)	Level 1	Level 2	Level 3	Total
Foreign cash & cash equivalents	$8.5	$—	$—	$8.5
Foreign fixed income securities	—	2.4	—	2.4
Life insurance contracts	—	37.6	—	37.6
Other	—	0.5	—	0.5
Total plan assets	$8.5	$40.5	$—	$49.0

As of September 30, 2016 (in millions)	Level 1	Level 2	Level 3	Total
Foreign cash & cash equivalents	$6.0	$—	$—	$6.0
Foreign fixed income securities	—	2.3	—	2.3
Life insurance contracts	—	34.6	—	34.6
Other	—	0.4	—	0.4
Total plan assets	$6.0	$37.3	$—	$43.3

The following benefit payments are expected to be paid:

(in millions)	Amount
2018	$1.9
2019	2.3
2020	2.5
2021	2.6
2022	2.7
2023-2027	17.2

Defined Contribution Plans

The Company sponsors a defined contribution plan for its domestic salaried employees, which allows participants to make contributions by salary reduction pursuant to Section 401(k) of the Internal Revenue Code. The Company also sponsors defined contribution pension plans for employees of certain foreign subsidiaries. Company contributions charged to operations, including discretionary amounts, for the years ended September 30, 2017, 2016 and 2015 were $8.0 million, $7.9 million, and $7.6 million, respectively.

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 - INCOME TAXES

Income tax expense was calculated based upon the following components of income from operations before income taxes for the years ended September 30, 2017, 2016, and 2015:

	SBH			SB/RH
(in millions)	2017	2016	2015	2017	2016	2015
United States	$121.1	$196.7	$26.9	$129.1	$202.4	$33.3
Outside the United States	41.2	34.3	29.5	41.3	34.3	29.5
Income from operations before income taxes	$162.3	$231.0	$56.4	$170.4	$236.7	$62.8

The components of income tax expense for the years ended September 30, 2017, 2016 and 2015 are as follows:

	SBH			SB/RH
(in millions)	2017	2016	2015	2017	2016	2015
Current tax expense:
U.S. Federal	$3.9	$2.1	$3.6	$3.9	$2.1	$3.6
Foreign	9.1	10.1	6.3	9.1	10.1	6.3
State and local	0.5	4.4	4.2	0.5	4.4	4.2
Total current tax expense	13.5	16.6	14.1	13.5	16.6	14.1
Deferred tax (benefit) expense:
U.S. Federal	41.4	(48.2)	(16.3)	45.2	(37.7)	(16.3)
Foreign	(10.5)	(19.6)	11.6	(10.5)	(19.6)	11.6
State and local	(7.1)	1.2	(3.8)	(6.9)	1.7	(3.8)
Total deferred tax expense	23.8	(66.6)	(8.5)	27.8	(55.6)	(8.5)
Income tax expense	$37.3	$(50.0)	$5.6	$41.3	$(39.0)	$5.6

The following reconciles the total income tax expense, based on the U.S. Federal statutory income tax rate of 35%, with the Company’s recognized income tax expense:\

	SBH			SB/RH
(in millions)	2017	2016	2015	2017	2016	2015
U.S. Statutory federal income tax expense	$56.8	$80.9	$19.8	$59.6	$82.9	$22.0
Permanent items	(1.3)	6.1	7.9	(1.3)	6.1	7.9
Foreign statutory rate vs. U.S. statutory rate	(18.8)	(14.9)	(5.3)	(18.8)	(14.9)	(5.3)
State income taxes, net of federal effect	2.4	4.5	1.6	2.5	4.6	1.8
Residual tax on foreign earnings	(4.0)	8.3	11.5	(4.0)	8.3	11.5
Investment in foreign subsidiary	—	—	(23.3)	—	—	(23.3)
Purchase accounting benefit	—	—	(22.8)	—	—	(22.8)
Benefit from adjustment to tax basis in assets	—	(8.5)	—	—	(8.5)	—
Change in valuation allowance	22.5	(110.6)	(7.9)	22.5	(102.1)	(10.1)
Unrecognized tax expense (benefit)	4.0	5.5	1.0	4.0	5.5	1.0
Foreign tax law changes	—	(3.7)	—	—	(3.7)	—
Share based compensation adjustments	(1.5)	1.1	1.9	(0.3)	1.1	1.9
Impact of IRC Section 9100 relief	—	(16.4)	—	—	(16.4)	—
Adjustment to prior year NOLs	—	—	14.4	—	—	14.4
Research and development tax credits	(6.6)	—	—	(6.6)	—	—
Return to provision adjustments and other, net	(16.2)	(2.3)	6.8	(16.3)	(1.9)	6.6
Income tax expense	$37.3	$(50.0)	$5.6	$41.3	$(39.0)	$5.6

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities as of September 30, 2017 and 2016 are as follows:

	SBH		SB/RH
(in millions)	2017	2016	2017	2016
Deferred tax assets
Employee benefits	$51.9	$76.3	$49.9	$73.4
Restructuring	0.4	2.2	0.4	2.2
Inventories and receivables	35.4	32.9	35.4	32.9
Marketing and promotional accruals	15.8	17.6	15.8	17.6
Prepaid royalty	—	6.0	—	6.0
Property, plant and equipment	30.9	8.3	30.9	8.3
Unrealized losses	16.7	4.2	16.7	4.2
Intangibles	8.5	3.7	8.5	3.7
Investment in subsidiaries	0.4	—	0.4	—
Net operating loss and credit carry forwards	389.2	380.5	376.2	372.6
Other	16.1	22.0	16.1	21.7
Total deferred tax assets	565.3	553.7	550.3	542.6
Deferred tax liabilities
Property, plant and equipment	34.0	20.1	34.0	20.1
Unrealized gains	5.7	5.1	5.7	5.1
Intangibles	662.8	770.2	662.8	770.2
Investment in partnership	91.5	—	91.5	—
Taxes on unremitted foreign earnings	2.8	2.7	2.8	2.7
Other	1.5	15.0	1.5	15.0
Total deferred tax liabilities	798.3	813.1	798.3	813.1
Net deferred tax liabilities	(233.0)	(259.4)	(248.0)	(270.5)
Valuation allowance	(243.5)	(222.7)	(243.5)	(222.7)
Net deferred tax liabilities, net valuation allowance	$(476.5)	$(482.1)	$(491.5)	$(493.2)
Reported as:
Deferred charges and other	$16.7	$16.7	$1.7	$5.6
Deferred taxes (noncurrent liability)	493.2	498.8	493.2	498.8

During the fourth quarter of the year ended September 30, 2015, the Company recognized $23.3 million of deferred tax assets related to its investment in one of its foreign subsidiaries because it was expected to reverse in the foreseeable future. The deferred tax asset reversed during the year ended September 30, 2016. The Company also recorded a $14.4 million reduction in its net operating loss deferred tax assets, with a corresponding reduction in the valuation allowance, to reflect losses used as a result of prior year adjustments.

To the extent necessary, the Company intends to utilize earnings of foreign subsidiaries in order to support management's plans to voluntarily accelerate pay down of U.S. debt, fund distributions to shareholders, fund U.S. acquisitions and satisfy ongoing U.S. operational cash flow requirements. The Company annually estimates the available earnings, permanent reinvestment classification and the availability of and management’s intent to use alternative mechanisms for repatriation for each jurisdiction in which the Company does business. Accordingly, the Company is providing residual U.S. and foreign deferred taxes on these earnings to the extent they cannot be repatriated in a tax-free manner.

During the year ended September 30, 2017, the Company concluded that sufficient evidence existed that substantially all of its non-US subsidiaries had invested or would invest their respective undistributed earnings indefinitely or that the earnings would be remitted in a tax-free manner. As a result, the Company recognized approximately $1.6 million in tax benefit to continuing operations for reducing the deferred tax liability on those earnings that had been established in prior years.  The Company provided residual tax expense through continuing operations of $5.7 million on earnings deemed to be repatriated under US tax law for the year ended September 30, 2017. The tax benefit was recognized as an addition to net operating loss and credit carryforwards deferred tax assets.

During the year ended September 30, 2016, the Company provided $1.9 million of tax benefit through continuing operations on undistributed foreign earnings and $3.0 million in tax expense on earnings deemed to be repatriated under subpart F of the US tax law. The residual domestic taxes from foreign earnings were recognized as a reduction to net operating loss and credit carryforwards deferred tax assets.

Remaining undistributed earnings of the Company’s foreign operations are $302.5 million at September 30, 2017, and are intended to remain permanently invested. Accordingly, no residual income taxes have been provided on those earnings. If at some future date these earnings cease to be permanently invested, the Company may be subject to U.S. income taxes and foreign withholding and other taxes on such amounts, which cannot be reasonably estimated at this time.

As of September 30, 2017, the Company has U.S. federal net operating loss carryforwards (“NOLs”) of $703.5 million with a federal tax benefit of $246.2 million, tax benefits related to state NOLs of $70.8 million and capital loss carryforwards of $19.8 million with a federal and state tax benefit of $7.5 million. The Company has an additional $4.3 million of federal and state NOLs for which benefits will be recorded to Additional Paid-in Capital when these carryforwards are used. These NOLs expire through years ending in 2037. As of September 30, 2017, the Company has foreign NOLs of $169.2 million and tax benefits of $47.4 million, which will expire beginning in the Company's fiscal year ending September 30, 2018. Certain of the foreign NOLs have indefinite carryforward periods. The Company is subject to an annual limitation on the use of its NOLs that arose prior to its emergence from bankruptcy in the fiscal year ended September 30, 2009. The Company has had multiple changes of ownership, as defined under Section 382 of the Internal Revenue Code of 1986, as amended, that subject the Company’s U.S. federal and state NOLs and other tax attributes to certain limitations. The annual limitation is based on a number of factors including the value of the Company’s stock (as defined for tax purposes) on the date of the ownership change, its net unrealized gain position on that date, the occurrence of realized gains in years subsequent to the ownership change and the effects of subsequent ownership changes (as defined for tax purposes), if any. In addition, separate return year limitations apply to limit the Company’s utilization of the acquired Russell Hobbs U.S. federal and state NOLs to future income of the Russell Hobbs subgroup. Due to these limitations, the Company estimates, as of September 30, 2017, that $468.9 million of the total U.S. federal NOLs with a federal tax benefit of $164.1 million and $16.7 million of the tax benefit related to state NOLs will expire unused even if the Company generates sufficient income to otherwise use all of its NOLs. The Company also projects, as of September 30, 2017, that $45.7 million of tax benefits related to foreign NOLs will not be used. The Company has provided a full valuation allowance against these deferred tax assets.

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

A valuation allowance is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of the deferred tax assets depends on the ability of the Company to generate sufficient taxable income of the appropriate character in the future and in the appropriate taxing jurisdictions.

The Company has earned pretax profits in the US each of the last three years. Large, profitable US businesses were acquired in years ended September 30, 2015 and 2013, and the Company’s debt levels and blended interest rates have decreased over time. The combination of US operating results and the changes in the Company’s US operating profile led the Company to conclude during the year ended September 30, 2016 that it is more likely than not its U.S. deferred tax assets will be used to reduce taxable income, except for tax attributes subject to ownership change limitations, capital losses, and certain state operating losses and credits that will expire unused.

The Company released $111.1 million of domestic valuation allowance during the year ended September 30, 2016. Approximately $25.1 million of the domestic valuation allowance release resulted from additional deferred tax assets created by the adoption of ASU No. 2016-09, effective as of October 1, 2015. In December 2015, the Company received a ruling from the Internal Revenue Service (“IRS”) which resulted in $87.8 million of U.S. net operating losses being restored and a release of $16.2 million of domestic valuation allowance from additional deferred tax assets created by the IRS ruling. The Company recorded tax expense of $14.7 million related to additional valuation allowance on state NOLs during the year ended September 30, 2017.

As of September 30, 2017, the valuation allowance related to continuing operations was $243.5 million, of which $217.1 million is related to U.S. net deferred tax assets and $26.4 million is related to foreign net deferred tax assets. As of September 30, 2016, the valuation allowance related to continuing operations was $222.7 million, of which $203.7 million is related to U.S. net deferred tax assets and $19.0 million is related to foreign net deferred tax assets. During the year ended September 30, 2017, the Company increased its valuation allowance for deferred tax assets by $20.8 million of which $13.4 million is related to an increase in valuation allowance against U.S. net deferred tax assets and $7.4 million related to an increase in the valuation allowance against foreign net deferred tax assets. During the year ended September 30, 2016, the Company decreased its valuation allowance for deferred tax assets by $63.7 million, of which $65.0 million is related to a decrease in valuation allowance against U.S. net deferred tax assets and $1.3 million related to an increase in the valuation allowance against foreign net deferred tax assets.

The total amount of unrecognized tax benefits at September 30, 2017 and 2016 are $20.9 million and $16.5 million, respectively. If recognized in the future, $20.9 million of the unrecognized tax benefits as of September 30, 2017 will impact the effective tax rate. The Company recognizes interest and penalties related to uncertain tax positions in income tax expense. As of September 30, 2017 and 2016 the Company had $2.9 million and $3.0 million, respectively, of accrued interest and penalties related to uncertain tax positions. The impact on income tax expense related to interest and penalties for the years ended September 30, 2017, 2016 and 2015 was a net decrease of $0.1 million, net increase of $0.5 million and net decrease of $0.8 million, respectively.  The following table summarizes the changes to the amount of unrecognized tax benefits for the years ended September 30, 2017, 2016 and 2015:

(in millions)	2017	2016	2015
Unrecognized tax benefits, beginning of year	$16.5	$12.4	$7.6
Gross increase – tax positions in prior period	4.0	4.0	4.1
Gross decrease – tax positions in prior period	(0.5)	(0.4)	(0.5)
Gross increase – tax positions in current period	1.2	1.1	1.4
Settlements	—	(0.6)	—
Lapse of statutes of limitations	(0.3)	—	(0.2)
Unrecognized tax benefits, end of year	$20.9	$16.5	$12.4

The Company files income tax returns in the U.S. federal jurisdiction and various state, local and foreign jurisdictions and is subject to ongoing examination by the various taxing authorities. The Company’s major taxing jurisdictions are the U.S., United Kingdom and Germany. In the U.S., federal tax filings for years prior to and including the Company’s fiscal year ended September 30, 2013 are closed. However, the federal NOLs from the Company’s fiscal years ended September 30, 2013 and prior are subject to Internal Revenue Service (“IRS”) examination until the year that such net operating loss carryforwards are utilized and those years are closed for audit. Filings in various U.S. state and local jurisdictions are also subject to audit and to date no significant audit matters have arisen. As of September 30, 2017, certain of the Company’s legal entities are undergoing income tax audits. The Company cannot predict the ultimate outcome of the examinations; however, it is reasonably possible that during the next twelve months some portion of previously unrecognized tax benefits could be recognized.

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 - RELATED PARTIES

The Company is subject to a stockholder agreement, dated February 9, 2010 (“Stockholder Agreement”), with its majority shareholder, HRG Group, Inc. (“HRG”), which provides certain protective provisions in favor of minority stockholders and provides certain rights and imposes certain obligations on HRG and its affiliates, including:

•

for so long as the HRG and their affiliates beneficially own 40% or more of the outstanding voting securities of the Company, HRG and the Company will cooperate to ensure, to the greatest extent possible, the continuation of the structure of the Company’s board of directors as described in the Stockholder Agreement;

•

HRG will not effect any transfer of equity securities of the Company to any person that would result in such person and its affiliates owning 40% or more of the outstanding voting securities of the Company, unless specified conditions are met; and

•	HRG will be granted certain access and informational rights with respect to the Company and its subsidiaries.

Certain provisions of the Stockholder Agreement terminate on the date on which the HRG no longer constitutes a Significant Stockholder (as defined in the Stockholder Agreement). The Stockholder Agreement terminates when any person, including HRG, acquires 90% or more of the outstanding voting securities of the Company.

HRG and the Company also entered into a registration rights agreement, dated as of February 9, 2010 (the “Registration Rights Agreement”), pursuant to which HRG and its affiliates have, among other things and subject to the terms and conditions set forth therein, certain demand and so-called “piggy back” registration rights with respect to their shares of the Company’s common stock.

Jefferies LLC (“Jefferies”), a wholly owned subsidiary of Leucadia National Corporation, which through subsidiaries beneficially owns more than 10% of the outstanding common stock of HRG, which in turn owns 58% of the Company’s outstanding common stock. For the year ended September 30, 2016, Jefferies acted as one of the initial purchasers for SBI’s offering of €425 million of its 4.00% Notes due 2026, for which Jefferies received $0.3 million in discounts, commissions and reimbursements of expenses. For the year ended September 30, 2015, Jefferies acted as (i) one of the initial purchasers for SBI’s offering of $1.0 billion of its 5.75% Notes due 2025, for which Jefferies received $2.6 million in discounts, commissions and reimbursements of expenses, (ii) one of the underwriters for the Company’s $575 million offering of common stock in May 2015, for which Jefferies received $1.5 million in discounts, commissions and reimbursements of expenses, and (iii) one of the financing institutions that committed to provide “back stop” bridge facilities in an aggregate amount of $1.5 billion in connection with the financing of the AAG acquisition, for which Jefferies received $2.1 million in fees and reimbursements of expenses.

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 – SHARE BASED COMPENSATION

On October 21, 2010, the Board adopted the Spectrum Brands Holdings, Inc. 2011 Omnibus Equity Award Plan (the “Equity Plan”). The Equity Plan has been subsequently amended to increase the number of shares issuable under the Equity Plan to 7,126,676 shares of common stock of the Company, net of cancellations.

The Company measures the compensation expense of its Restricted Stock Units (“RSUs”), based on the fair value of the awards, as determined based on the market price of the Company’s shares of common stock on the grant date and recognizes these costs on a straight-line basis over the requisite period of the awards. Certain RSUs are performance-based awards that are dependent upon achieving specified financial metrics over a designated period of time. In addition to RSUs, the Company also provides for a portion of its annual management incentive compensation plan to be paid in common stock of the Company, in lieu of cash payment, and is considered a liability plan. Share based compensation expense is recognized as General and Administrative Expenses on the Consolidated Statements of Income. The following is a summary of share based compensation expense for the years ended September 30, 2017, 2016 and 2015:

(in millions)	2017	2016	2015
SBH	$47.7	$57.2	$41.0
SB/RH	44.9	52.1	35.2

Total share based compensation expense associated with the annual management incentive compensation plan was $12.9 million, $8.9 million and $7.4 million for the years ended September 30, 2017, 2016 and 2015, respectively. The remaining unamortized compensation cost related to non-vested RSUs at September 30, 2017 is $20.9 million and $20.7 million for the SBH and SB/RH, respectively. The following is a summary of activity of the RSUs granted in the year ended September 30, 2017:

	SBH			SB/RH
(in millions, except per share data)	Shares	Weighted Average Grant Date Fair Value	Fair Value at Grant Date	Shares	Weighted Average Grant Date Fair Value	Fair Value at Grant Date
Time-based grants	0.3	$133.05	$39.3	0.3	$132.93	$37.8
Performance-based grants
Vesting in less than 12 months	—	$137.54	$0.1	—	$137.54	$0.1
Vesting in 12 to 24 months	0.1	122.65	13.0	0.1	122.65	13.0
Vesting in more than 24 months	0.3	122.43	36.0	0.3	122.43	$36.0
Total performance-based grants	0.4	$122.39	$49.1	0.4	$122.53	$49.1
Total grants	0.7	$127.00	$88.4	0.7	$126.85	$86.9

The following is a summary of the RSU activity for the years ended September 30, 2017, 2016 and 2015:

	SBH			SB/RH
(in millions, except per share data)	Shares	Weighted Average Grant Date Fair Value	Fair Value at Grant Date	Shares	Weighted Average Grant Date Fair Value	Fair Value at Grant Date
At September 30, 2014	0.8	67.66	$56.0	0.8	67.90	$54.6
Granted	0.6	92.51	52.9	0.5	93.12	42.3
Forfeited	(0.1)	85.16	(5.3)	(0.1)	85.16	(5.3)
Vested	(0.7)	69.00	(50.4)	(0.7)	68.98	(49.5)
At September 30, 2015	0.6	87.50	$53.2	0.5	87.71	$42.1
Granted	0.6	94.88	56.0	0.6	95.00	54.1
Forfeited	(0.1)	92.26	(6.6)	(0.1)	92.26	(6.6)
Vested	(0.5)	86.97	(47.8)	(0.5)	86.78	(44.3)
At September 30, 2016	0.6	$94.97	$54.8	0.5	$96.92	$45.3
Granted	0.7	127.00	88.4	0.7	126.85	86.9
Forfeited	—	118.89	(1.4)	—	118.89	(1.4)
Vested	(0.5)	109.03	(54.6)	(0.5)	111.98	(48.4)
At September 30, 2017	0.8	$114.67	$87.2	0.7	$116.32	$82.4

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18 - ACCUMULATED OTHER COMPREHENSIVE INCOME

The changes in the components of accumulated other comprehensive income (loss), net of taxes, was as follows:

(in millions)	Foreign Currency Translation	Hedging Activity	Employee Benefit Plans	Total
Year Ended September 30, 2015
Accumulated other comprehensive (loss) income, as of September 30, 2014	(39.5)	9.2	(32.8)	(63.1)
Other comprehensive (loss) income before reclassification	(113.0)	11.3	(12.9)	(114.6)
Amounts reclassified from accumulated other comprehensive income (loss)	—	(27.5)	1.4	(26.1)
Other comprehensive loss	(113.0)	(16.2)	(11.5)	(140.7)
Deferred tax effect	—	5.2	3.9	9.1
Deferred tax valuation allowance	—	(2.2)	(3.4)	(5.6)
Other comprehensive loss, net of tax	(113.0)	(13.2)	(11.0)	(137.2)
Other comprehensive loss attributable to non-controlling interest	(0.2)	—	—	(0.2)
Other comprehensive loss attributable to controlling interest	(112.8)	(13.2)	(11.0)	(137.0)
Accumulated other comprehensive loss, as of September 30, 2015	(152.3)	(4.0)	(43.8)	(200.1)
Year Ended September 30, 2016
Other comprehensive (loss) income before reclassification	(6.2)	11.1	(41.4)	(36.5)
Amounts reclassified from accumulated other comprehensive income (loss)	—	(1.1)	2.4	1.3
Other comprehensive (loss) income	(6.2)	10.0	(39.0)	(35.2)
Deferred tax effect	(2.3)	(2.8)	10.9	5.8
Deferred tax valuation allowance	—	(0.1)	(0.1)	(0.2)
Other comprehensive (loss) income, net of tax	(8.5)	7.1	(28.2)	(29.6)
Other comprehensive loss attributable to non-controlling interest	(0.3)	—	—	(0.3)
Other comprehensive (loss) income attributable to controlling interest	(8.2)	7.1	(28.2)	(29.3)
Accumulated other comprehensive (loss) income, as of September 30, 2016	(160.5)	3.1	(72.0)	(229.4)
Year Ended September 30, 2017
Other comprehensive income (loss) before reclassification	32.0	(31.6)	22.6	23.0
Amounts reclassified from accumulated other comprehensive income (loss)	—	(10.8)	5.5	(5.3)
Other comprehensive income (loss)	32.0	(42.4)	28.1	17.7
Deferred tax effect	(3.1)	13.3	(8.5)	1.7
Deferred tax valuation allowance	0.2	—	—	0.2
Other comprehensive income (loss), net of tax	29.1	(29.1)	19.6	19.6
Other comprehensive loss attributable to non-controlling interest	(0.2)	—	—	(0.2)
Other comprehensive income (loss) attributable to controlling interest	29.3	(29.1)	19.6	19.8
Accumulated other comprehensive loss, as of September 30, 2017	$(131.2)	$(26.0)	$(52.4)	$(209.6)

See Note 13 - Derivatives for further detail on the Company’s derivative hedging activity. See Note 14 - Employee Benefit Plans for further detail over the Company’s defined benefit plans.

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19  - COMMITMENTS AND CONTINGENCIES

The Company is a defendant in various litigation matters generally arising out of the ordinary course of business. The Company does not believe that any of the matters or proceedings presently pending will have a material adverse effect on its results of operations, financial condition, liquidity or cash flows.

Environmental. The Company has provided for the estimated costs of $4.4 million, as of September 30, 2017 and September 30, 2016, associated with environmental remediation activities at some of its current and former manufacturing sites. The Company believes that any additional liability in excess of the amounts provided that may result from resolution of these matters, will not have a material adverse effect on the consolidated financial condition, results of operations or cash flows of the Company.

Product Liability. The Company may be named as a defendant in lawsuits involving product liability claims. The Company has recorded and maintains an estimated liability in the amount of management’s estimate for aggregate exposure for such liabilities based upon probable loss from loss reports, individual cases, and losses incurred but not reported. As of September 30, 2017 and September 30, 2016, the Company recognized $5.3 million and $5.6 million in product liability accruals, respectively, included in Other Current Liabilities on the Consolidated Statement of Financial Position. The Company believes that any additional liability in excess of the amounts provided that may result from resolution of these matters will not have a material adverse effect on the consolidated financial condition, results of operations or cash flows of the Company.

Product Warranty. The Company recognizes an estimated liability for standard warranty on certain products when we recognize revenue on the sale of the warranted products. Estimated warranty costs incorporate replacement parts, products and delivery, and are recorded as a cost of goods sold at the time of product shipment based on historical and projected warranty claim rates, claims experience and any additional anticipated future costs on previously sold products. The Company recognized $6.4 million and $7.0 million of warranty accruals as of September 30, 2017 and September 30, 2016, respectively, included in Other Current Liabilities on the Consolidated Statement of Financial Statement.

Product Safety Recall. On June 10, 2017, the Company initiated a voluntary safety recall of various rawhide chew products for dogs sold by the Company’s PET segment due to possible chemical contamination. As a result, the Company recognized a loss related to the recall of $35.8 million for the year ended September 30, 2017, which comprised of inventory write-offs of $15.0 million for inventory at our distribution centers and production facilities that were either disposed or to be disposed, customer losses of $7.1 million for returned or disposed product held by our customers, and $13.7 million of incremental costs to dispose of product and operational expenses incurred during a temporary shutdown of production facilities. The Company suspended production at facilities impacted by the product safety recall, completed a comprehensive manufacturing review and subsequently recommenced production during the fourth quarter ended September 30, 2017. The amounts for customer losses reflect the cost of the affected products returned to or replaced by the Company and the expected cost to reimburse customers for costs incurred by them related to the recall. The incremental costs incurred directly by the company do not include lost earnings associated with interruption of production at the Company’s facilities, or the costs to put into place corrective and preventative actions at those facilities. As of September 30, 2017, the Company has an outstanding accrual of $5.8 million associated with expected customer losses and disposal costs. The Company’s estimates for losses related to the recall are provisional and were determined based on an assessment of information currently available and may be revised in subsequent periods as the Company continues to work with its customers to substantiate claims received to date and any additional claims that may be received. There have been no lawsuits or claims filed against the Company related to the recalled product.

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20 - SEGMENT INFORMATION

The Company identifies its segments based upon the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company’s reportable segments. The Company manufactures, markets and/or distributes multiple product lines through various distribution networks, and in multiple geographic regions. The Company manages its business in four vertically integrated, product-focused reporting segments: (i) Hardware & Home Improvement, which consists of the Company’s worldwide hardware, home improvement and plumbing businesses; (ii) Global Pet Supplies, which consists of the Company’s worldwide pet supplies business; (iii) Home and Garden, which consists of the Company’s home and garden and insect control businesses; and (iv) Global Auto Care, and consists of the Company’s automotive appearance and performance products. Global strategic initiatives and financial objectives for each reportable segment are determined at the corporate level. Each segment is responsible for implementing defined strategic initiatives and achieving certain financial objectives, and has a president responsible for the sales and marketing initiatives and financial results for product lines within the segment. Net sales attributable to foreign countries are determined based on the domiciled country of the customer.

Net sales relating to the segments of the Company for the years ended September 30, 2017, 2016 and 2015 are as follows:

Net sales to external customers (in millions)	2017	2016	2015
Hardware & Home Improvement	$1,276.1	$1,241.0	$1,205.5
Global Pet Supplies	793.2	825.7	758.2
Home and Garden	493.3	509.0	474.0
Global Auto Care	446.9	453.7	160.5
Net sales	$3,009.5	$3,029.4	$2,598.2

The Chief Operating Decision Maker uses Adjusted EBITDA as the primary operating metric in evaluating the business and making operating decisions. EBITDA is calculated by excluding the Company’s income tax expense, interest expense, depreciation expense and amortization expense (from intangible assets) from net income. Adjusted EBITDA further excludes (i) share based compensation expense as it is a non-cash based compensation cost; (ii) acquisition and integration costs that consist of transaction costs from acquisition transactions during the period, or subsequent integration related project costs directly associated with the acquired business; (iii) restructuring and related costs, which consist of project costs associated with restructuring initiatives across the segments; (iv) non-cash purchase accounting inventory adjustments recognized in earnings subsequent to an acquisition; (v) non-cash asset impairments or write-offs realized; (vi) and other. During the year ended September 30, 2017, other adjustments consisted of estimated costs for a non-recurring voluntary recall of rawhide product by the PET segment (see Note 19 - Commitments and Contingencies in Notes to the Consolidated Financial Statements, included elsewhere within this annual report for further details), professional fees associated with non-acquisition based strategic initiatives of the Company (SBH only) and the devaluation of cash and cash equivalents denominated in Venezuelan currency. During the year ended September 30, 2016, other adjustments consisted of costs associated with the onboarding of a key executive and the involuntary transfer of inventory. During the year ended September 30, 2015, other consisted of costs associated with the exiting of a key executive, coupled with onboarding a key executive, plus a devaluation of cash and cash equivalents denominated in Venezuelan currency.

Segment Adjusted EBITDA in relation to the Company’s reportable segments for the years ended September 30, 2017, 2016 and 2015, is as follows:

	SBH			SB/RH
Segment Adjusted EBITDA (in millions)	2017	2016	2015	2017	2016	2015
Hardware & Home Improvement	$254.4	$241.6	$225.5	$254.4	$241.6	$225.5
Global Pet Supplies	142.7	140.1	124.5	142.7	140.1	124.5
Home and Garden	133.0	138.3	124.5	133.0	138.3	124.5
Global Auto Care	148.4	153.4	47.3	148.4	153.4	47.3
Total Segment Adjusted EBITDA	678.5	673.4	521.8	678.5	673.4	521.8
Corporate expenses	39.3	32.0	28.2	38.5	31.4	27.6
Depreciation and amortization	131.6	119.7	106.4	131.6	119.7	106.4
Share-based compensation	47.7	57.2	41.0	44.9	52.1	35.2
Acquisition and integration related charges	15.6	34.1	54.2	15.6	34.1	54.2
Restructuring and related charges	60.4	14.0	19.5	60.4	14.0	19.5
Interest expense	160.9	182.0	185.8	161.3	182.0	185.8
Write-off from impairment of intangible assets	16.3	2.7	—	16.3	2.7	—
Inventory acquisition step-up	3.3	—	21.7	3.3	—	21.7
Pet safety recall	35.8	—	—	35.8	—	—
Venezuela devaluation	0.4	—	2.5	0.4	—	2.5
Other	4.9	0.7	6.1	—	0.7	6.1
Income from operations before income taxes	$162.3	$231.0	$56.4	$170.4	$236.7	62.8

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Other financial information relating to the segments of SBH and SB/RH is as follows for the years ended September 30, 2017, 2016 and 2015 and as of September 30, 2017 and 2016:

Depreciation and amortization (in millions)	2017	2016	2015
Hardware & Home Improvement	$38.3	$35.4	$39.4
Global Pet Supplies	43.1	42.7	39.7
Home and Garden	17.6	15.2	13.3
Global Auto Care	21.1	17.5	6.6
Total segments	120.1	110.8	99.0
Corporate	11.5	8.9	7.4
Total depreciation and amortization	$131.6	$119.7	$106.4

Capital expenditures (in millions)	2017	2016	2015
Hardware & Home Improvement	$25.4	$22.3	$16.3
Global Pet Supplies	20.2	14.2	10.3
Home and Garden Business	6.5	6.9	12.3
Global Auto Care	13.9	2.0	1.2
Total segment capital expenditures	66.0	45.4	40.1
Corporate	11.8	15.4	15.0
Total capital expenditures	$77.8	$60.8	$55.1

	SBH		SB/RH
Segment total assets (in millions)	2017	2016	2017	2016
Hardware & Home Improvement	$1,698.2	$1,594.9	$1,698.2	$1,594.9
Global Pet Supplies	1,395.5	1,072.9	1,395.5	1,072.9
Home and Garden	546.0	1,493.8	546.0	1,493.8
Global Auto Care	1,520.3	556.8	1,520.3	556.8
Total segment assets	5,160.0	4,718.4	5,160.0	4,718.4
Corporate	279.8	375.9	264.0	360.3
Total assets	$5,439.8	$5,094.3	$5,424.0	$5,078.7

Net sales SBH and SB/RH for the years ended September 30, 2017, 2016 and 2015 and long-lived asset information as of September 30, 2017 and 2016 by geographic area are as follows:

Net sales to external parties - Geographic Disclosure (in millions)	2017	2016	2015
United States	$2,417.8	$2,410.2	$2,051.5
Europe/MEA	270.7	300.0	259.6
Latin America	90.3	109.9	93.2
North America - Other	144.7	129.8	95.9
Asia-Pacific	86.0	79.5	98.0
Net sales	$3,009.5	$3,029.4	$2,598.2

Long-lived assets - Geographic Disclosure (in millions)	2017	2016
United States	$361.1	$235.5
Europe/MEA	71.8	69.5
Latin America	25.4	18.5
North America - Other	1.9	3.5
Asia-Pacific	42.9	39.1
Total long-lived assets	$503.1	$366.1

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 - EARNINGS PER SHARE - SBH

Basic earnings per share is computed by dividing net income attributable to controlling interest by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the dilution that would occur if restricted stock units were converted into common shares that then shared in the net income of the entity available to common shareholders, as long as their effect is not antidilutive. In computing diluted earnings per share, basic earnings per share is adjusted for the assumed issuance of potentially diluted share-based awards, including restricted stock units. The Company uses the treasury stock method to reflect dilution of restricted stock units.

The reconciliation of the numerator and denominator of the basic and diluted earnings per share calculation and the anti-dilutive shares for the years ended September 30, 2017, 2016 and 2015, are as follows:

(in millions, except per share amounts)	2017	2016	2015
Numerator
Net income from continuing operations attributable to controlling interest	$125.0	$280.0	$49.9
Income from discontinued operations attributable to controlling interest	170.8	77.1	99.0
Net income attributable to controlling interest	295.8	357.1	148.9
Denominator
Weighted average shares outstanding - basic	58.6	59.3	55.6
Dilutive shares	0.4	0.3	0.3
Weighted average shares outstanding - diluted	59.0	59.6	55.9
Earnings per share
Basic earnings per share from continuing operations	$2.13	$4.72	$0.90
Basic earnings per share from discontinued operations	2.91	1.30	1.78
Basic earnings per share	$5.04	$6.02	$2.68
Diluted earnings per share from continuing operations	$2.12	$4.70	$0.90
Diluted earnings per share from discontinued operations	2.90	1.29	1.76
Diluted earnings per share	$5.02	$5.99	$2.66
Weighted average number of anti-dilutive shares excluded from denominator
Restricted stock units	0.2	0.1	0.1

Performance based restricted stock units are considered anti-dilutive if the performance targets upon which the issuance of the shares is contingent have not been achieved and the respective performance period has not been completed as of the end of the current period.

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 22 – GUARANTOR STATEMENTS – SB/RH

Spectrum Brands, Inc. (“SBI”) with SB/RH as a parent guarantor (collectively, the “Parent”), with SBI’s domestic subsidiaries as subsidiary guarantors, has issued the 6.625% Notes under the 2020/22 Indenture, 6.125% Notes under the 2024 Indenture, the 5.75% Notes under the 2025 Indenture and the 4.00% Notes under the 2026 Indenture.

The following consolidating financial statements illustrate the components of the consolidated financial statements of SB/RH Holdings, LLC. The ‘Parent’ consists of the financial statements of Spectrum Brands, Inc. as the debt issuer, with SB/.RH Holdings, LLC as a parent guarantor, without consolidated entities. SB/RH Holdings, LLC financial information is not presented separately as there are no independent assets or operations and is therefore determined not to be material. Investments in subsidiaries are accounted for using the equity method for purposes of illustrating the consolidating presentation. The elimination entries presented herein eliminate investments in subsidiaries and intercompany balances and transactions.

Statement of Financial Position		Guarantor	Nonguarantor
As of September 30, 2017 (in millions)	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Assets
Cash and cash equivalents	$6.0	$4.8	$157.4	$—	$168.2
Trade receivables, net	85.4	102.4	78.2	—	266.0
Intercompany receivables	0.7	1,288.1	335.4	(1,624.2)	—
Other receivables	4.4	4.7	10.6	(1.0)	18.7
Inventories	184.7	205.6	126.4	(20.4)	496.3
Prepaid expenses and other	30.9	8.6	14.6	0.1	54.2
Current assets of business held for sale	228.7	0.2	378.4	(4.3)	603.0
Total current assets	540.8	1,614.4	1,101.0	(1,649.8)	1,606.4
Property, plant and equipment, net	182.2	178.9	142.0	—	503.1
Long-term intercompany receivables	317.2	96.6	12.5	(426.3)	—
Deferred charges and other	244.2	3.0	35.6	(254.4)	28.4
Goodwill	568.6	1,463.4	245.1	—	2,277.1
Intangible assets, net	401.4	1,027.7	182.9	—	1,612.0
Investments in subsidiaries	4,730.1	1,290.3	—	(6,020.4)	—
Noncurrent assets of business held for sale	814.3	124.4	438.2	—	1,376.9
Total assets	$7,798.8	$5,798.7	$2,157.3	$(8,350.9)	$7,403.9
Liabilities and Shareholder's Equity
Current portion of long-term debt	$13.8	$4.3	$5.2	$(3.9)	$19.4
Accounts payable	122.2	108.3	141.1	—	371.6
Intercompany accounts payable	1,629.6	—	—	(1,629.6)	—
Accrued wages and salaries	27.5	2.3	20.1	—	49.9
Accrued interest	48.5	—	—	—	48.5
Other current liabilities	50.1	25.6	44.2	(1.0)	118.9
Current liabilities of business held for sale	177.3	0.9	322.4	—	500.6
Total current liabilities	2,069.0	141.4	533.0	(1,634.5)	1,108.9
Long-term debt, net of current portion	3,650.8	92.1	9.4	—	3,752.3
Long-term intercompany debt	12.6	302.1	102.4	(417.1)	—
Deferred income taxes	177.9	523.5	52.0	(260.2)	493.2
Other long-term liabilities	11.5	6.1	40.4	—	58.0
Noncurrent liabilities of business held for sale	22.8	3.4	129.9	—	156.1
Total liabilities	5,944.6	1,068.6	867.1	(2,311.8)	5,568.5
Shareholder's equity:
Other capital	2,107.1	1,089.9	(1,075.0)	(43.0)	2,079.0
Accumulated (deficit) earnings	(42.8)	3,814.1	2,521.6	(6,335.7)	(42.8)
Accumulated other comprehensive loss	(210.1)	(173.9)	(165.2)	339.6	(209.6)
Total shareholder's equity	1,854.2	4,730.1	1,281.4	(6,039.1)	1,826.6
Non-controlling interest	—	—	8.8	—	8.8
Total equity	1,854.2	4,730.1	1,290.2	(6,039.1)	1,835.4
Total liabilities and equity	$7,798.8	$5,798.7	$2,157.3	$(8,350.9)	$7,403.9

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Statement of Financial Position		Guarantor	Nonguarantor
As of September 30, 2016 (in millions)	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Assets
Cash and cash equivalents	$99.4	$2.5	$168.9	$—	$270.8
Trade receivables, net	71.5	99.1	75.0	—	245.6
Intercompany receivables	—	1,160.9	233.0	(1,393.9)	—
Other receivables	—	6.1	28.4	(11.6)	22.9
Inventories	147.6	202.0	115.3	(15.0)	449.9
Prepaid expenses and other	23.1	6.6	9.0	(0.5)	38.2
Current assets of business held for sale	227.4	0.1	376.1	(2.6)	601.0
Total current assets	569.0	1,477.3	1,005.7	(1,423.6)	1,628.4
Property, plant and equipment, net	123.8	108.5	133.8	—	366.1
Long-term intercompany receivables	365.4	188.4	12.7	(566.5)	—
Deferred charges and other	177.7	68.5	26.0	(255.1)	17.1
Goodwill	781.4	1,115.6	236.3	—	2,133.3
Intangible assets, net	725.8	628.6	180.4	—	1,534.8
Investments in subsidiaries	3,858.9	1,174.0	(2.9)	(5,030.0)	—
Noncurrent assets of business held for sale	834.7	126.6	412.5	—	1,373.8
Total assets	$7,436.7	$4,887.5	$2,004.5	$(7,275.2)	$7,053.5
Liabilities and Shareholder's Equity
Current portion of long-term debt	$142.1	$2.1	$2.0	$(0.9)	$145.3
Accounts payable	102.2	92.8	119.8	—	314.8
Intercompany accounts payable	1,408.4	—	—	(1,408.4)	—
Accrued wages and salaries	50.5	10.1	19.0	—	79.6
Accrued interest	39.3	—	—	—	39.3
Other current liabilities	54.4	20.1	40.7	(11.7)	103.5
Current liabilities of business held for sale	161.6	0.5	250.0	—	412.1
Total current liabilities	1,958.5	125.6	431.5	(1,421.0)	1,094.6
Long-term debt, net of current portion	3,381.2	25.1	8.4	—	3,414.7
Long-term intercompany debt	12.8	346.1	192.6	(551.5)	—
Deferred income taxes	189.0	530.7	39.3	(260.2)	498.8
Other long-term liabilities	16.0	1.1	43.4	—	60.5
Noncurrent liabilities of business held for sale	40.2	—	115.3	—	155.5
Total liabilities	5,597.7	1,028.6	830.5	(2,232.7)	5,224.1
Shareholder's equity:
Other capital	2,060.4	151.4	(1,043.5)	832.6	2,000.9
Accumulated (deficit) earnings	8.1	3,912.7	2,366.5	(6,279.2)	8.1
Accumulated other comprehensive loss	(229.5)	(205.2)	(198.8)	404.1	(229.4)
Total shareholder's equity	1,839.0	3,858.9	1,124.2	(5,042.5)	1,779.6
Non-controlling interest	—	—	49.8	—	49.8
Total equity	1,839.0	3,858.9	1,174.0	(5,042.5)	1,829.4
Total liabilities and equity	$7,436.7	$4,887.5	$2,004.5	$(7,275.2)	$7,053.5

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Statement of Income		Guarantor	Nonguarantor
Year ended September 30, 2017 (in millions)	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Net sales	$1,164.2	$1,963.8	$1,102.9	$(1,221.4)	$3,009.5
Cost of goods sold	782.5	1,393.0	854.5	(1,214.6)	1,815.4
Restructuring and related charges	—	18.1	—	—	18.1
Gross profit	381.7	552.7	248.4	(6.8)	1,176.0
Selling	169.4	175.8	130.1	(1.5)	473.8
General and administrative	167.4	83.1	13.6	0.1	264.2
Research and development	7.9	10.5	8.8	—	27.2
Acquisition and integration related charges	14.2	1.3	0.1	—	15.6
Restructuring and related charges	28.2	7.6	6.5	—	42.3
Write-off from impairment of intangible assets	—	16.3	—	—	16.3
Total operating expense	387.1	294.6	159.1	(1.4)	839.4
Operating income	(5.4)	258.1	89.3	(5.4)	336.6
Interest expense	137.9	18.7	4.7	—	161.3
Other non-operating (income) expense, net	(222.2)	(44.6)	(0.1)	271.8	4.9
Income from continuing operations before income taxes	78.9	284.0	84.7	(277.2)	170.4
Income tax (benefit) expense	(54.8)	60.3	36.6	(0.8)	41.3
Net income from continuing operations	133.7	223.7	48.1	(276.4)	129.1
Income from discontinued operations, net of tax	173.8	140.8	147.7	(290.2)	172.1
Net income	307.5	364.5	195.8	(566.6)	301.2
Net income attributable to non-controlling interest	—	—	1.3	—	1.3
Net income attributable to controlling interest	$307.5	$364.5	$194.5	$(566.6)	$299.9

Statement of Income		Guarantor	Nonguarantor
Year ended September 30, 2016 (in millions)	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Net sales	$1,108.4	$1,974.0	$1,096.3	$(1,149.3)	$3,029.4
Cost of goods sold	740.2	1,371.1	828.5	(1,148.3)	1,791.5
Restructuring and related charges	—	—	0.2	—	0.2
Gross profit	368.2	602.9	267.6	(1.0)	1,237.7
Selling	163.2	180.1	134.8	(0.7)	477.4
General and administrative	147.0	95.6	16.8	(0.1)	259.3
Research and development	8.5	10.0	8.5	—	27.0
Acquisition and integration related charges	20.1	4.7	9.3	—	34.1
Restructuring and related charges	0.1	10.1	3.6	—	13.8
Write-off from impairment of intangible assets	—	2.7	—	—	2.7
Total operating expense	338.9	303.2	173.0	(0.8)	814.3
Operating income	29.3	299.7	94.6	(0.2)	423.4
Interest expense	151.1	19.9	11.0	—	182.0
Other non-operating (income) expense, net	(372.2)	(131.7)	5.0	503.6	4.7
Income from continuing operations before income taxes	250.4	411.5	78.6	(503.8)	236.7
Income tax (benefit) expense	(23.0)	40.0	(53.4)	(2.6)	(39.0)
Net income from continuing operations	273.4	371.5	132.0	(501.2)	275.7
Income from discontinued operations, net of tax	76.7	62.4	66.0	(128.5)	76.6
Net income	350.1	433.9	198.0	(629.7)	352.3
Net income attributable to non-controlling interest	—	—	0.4	—	0.4
Net income attributable to controlling interest	$350.1	$433.9	$197.6	$(629.7)	$351.9

Statement of Income		Guarantor	Nonguarantor
Year ended September 30, 2015 (in millions)	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Net sales	$1,038.9	$1,208.8	$989.9	$(639.4)	$2,598.2
Cost of goods sold	702.5	818.4	725.9	(628.5)	1,618.3
Restructuring and related charges	—	—	1.4	—	1.4
Gross profit	336.4	390.4	262.6	(10.9)	978.5
Selling	139.7	146.5	121.5	(0.5)	407.2
General and administrative	131.8	67.3	26.1	—	225.2
Research and development	7.3	6.1	7.8	—	21.2
Acquisition and integration related charges	33.4	9.7	11.1	—	54.2
Restructuring and related charges	21.6	8.8	(12.3)	—	18.1
Total operating expense	333.8	238.4	154.2	(0.5)	725.9
Operating income	2.6	152.0	108.4	(10.4)	252.6
Interest expense	171.4	7.2	7.2	—	185.8
Other non-operating (income) expense, net	(155.4)	(65.0)	—	224.4	4.0
Income from continuing operations before income taxes	(13.4)	209.8	101.2	(234.8)	62.8
Income tax (benefit) expense	(80.2)	66.2	20.5	(0.9)	5.6
Net income from continuing operations	66.8	143.6	80.7	(233.9)	57.2
Income from discontinued operations, net of tax	98.6	80.4	86.4	(166.8)	98.6
Net income	165.4	224.0	167.1	(400.7)	155.8
Net income attributable to non-controlling interest	—	—	0.4	—	0.4

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Net income attributable to controlling interest	$165.4	$224.0	$166.7	$(400.7)	$155.4

Statement of Comprehensive Income		Guarantor	Nonguarantor
Year ended September 30, 2017 (in millions)	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Net income	$307.5	$364.5	$195.8	$(566.6)	$301.2
Other comprehensive income (loss), net of tax:
Foreign currency translation loss	29.1	32.0	34.3	(66.3)	29.1
Unrealized loss on derivative instruments	(29.1)	(15.1)	(15.1)	30.2	(29.1)
Defined benefit pension gain	19.6	14.6	14.7	(29.3)	19.6
Other comprehensive income	19.6	31.5	33.9	(65.4)	19.6
Comprehensive income	327.1	396.0	229.7	(632.0)	320.8
Comprehensive loss attributable to non-controlling interest	—	—	(0.2)	—	(0.2)
Comprehensive income attributable to controlling interest	$327.1	$396.0	$229.9	$(632.0)	$321.0

Statement of Comprehensive Income		Guarantor	Nonguarantor
Year ended September 30, 2016 (in millions)	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Net income	$350.1	$433.9	$198.0	$(629.7)	$352.3
Other comprehensive income (loss), net of tax:
Foreign currency translation loss	(8.5)	(8.3)	(6.1)	14.4	(8.5)
Unrealized gain on derivative instruments	7.0	3.2	3.2	(6.3)	7.1
Defined benefit pension loss	(28.2)	(25.4)	(25.4)	50.8	(28.2)
Other comprehensive loss	(29.7)	(30.5)	(28.3)	58.9	(29.6)
Comprehensive income	320.4	403.4	169.7	(570.8)	322.7
Comprehensive loss attributable to non-controlling interest	—	—	(0.3)	—	(0.3)
Comprehensive income attributable to controlling interest	$320.4	$403.4	$170.0	$(570.8)	$323.0

Statement of Comprehensive Income		Guarantor	Nonguarantor
Year ended September 30, 2015 (in millions)	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Net income	$165.4	$224.0	$167.1	$(400.7)	$155.8
Other comprehensive income (loss), net of tax:
Foreign currency translation loss	(112.9)	(113.9)	(113.9)	227.7	(113.0)
Unrealized loss on derivative instruments	(13.2)	(7.9)	(7.9)	15.8	(13.2)
Defined benefit pension loss	(11.0)	(2.2)	(2.2)	4.4	(11.0)
Other comprehensive (loss) income	(137.1)	(124.0)	(124.0)	247.9	(137.2)
Comprehensive income	28.3	100.0	43.1	(152.8)	18.6
Comprehensive loss attributable to non-controlling interest	—	—	(0.2)	—	(0.2)
Comprehensive income attributable to controlling interest	$28.3	$100.0	$43.3	$(152.8)	$18.8

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Statement of Cash Flows		Guarantor	Nonguarantor
Year ended September 30, 2017 (in millions)	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Net cash provided (used) by operating activities from continuing operations	$625.0	$164.5	$(153.4)	$(313.1)	$323.0
Net cash provided by operating activities from discontinued operations	22.0	—	23.8	278.8	324.6
Net cash provided (used) by operating activities	647.0	164.5	(129.6)	(34.3)	647.6
Cash flows from investing activities	.	.	.	.
Purchases of property, plant and equipment	(26.4)	(25.4)	(26.0)	—	(77.8)
Business acquisitions, net of cash acquired.	(304.7)	—	—	—	(304.7)
Proceeds from sales of property, plant and equipment	0.2	0.3	3.4	—	3.9
Other investing activity	—	(1.2)	(0.3)	—	(1.5)
Net cash used by investing activities from continuing operations	(330.9)	(26.3)	(22.9)	—	(380.1)
Net cash used by investing activities from discontinued operations	(21.0)	—	(15.5)	—	(36.5)
Net cash used by investing activities	(351.9)	(26.3)	(38.4)	—	(416.6)
Cash flows from financing activities
Proceeds from issuance of debt	250.0	—	15.6	—	265.6
Payment of debt	(213.9)	—	(9.4)	—	(223.3)
Payment of debt issuance costs	(5.9)	—	—	—	(5.9)
Payment of cash dividends to parent	(350.8)	—	—	—	(350.8)
Purchase of non-controlling interest	(12.6)	—	—	—	(12.6)
Advances related to intercompany transactions	(54.3)	(135.9)	155.9	34.3	—
Net cash (used) provided by financing activities from continuing operations	(387.5)	(135.9)	162.1	34.3	(327.0)
Net cash used by financing activities from discontinued operations	(1.0)	—	(8.3)	—	(9.3)
Net cash (used) provided by financing activities	(388.5)	(135.9)	153.8	34.3	(336.3)
Effect of exchange rate changes on cash and cash equivalents due to Venezuela devaluation	—	—	(0.4)	—	(0.4)
Effect of exchange rate changes on cash and cash equivalents	—	—	3.1	—	3.1
Net decrease in cash and cash equivalents	(93.4)	2.3	(11.5)	—	(102.6)
Cash and cash equivalents, beginning of period	99.4	2.5	168.9	—	270.8
Cash and cash equivalents, end of period	$6.0	$4.8	$157.4	$—	$168.2

Statement of Cash Flows		Guarantor	Nonguarantor
Year ended September 30, 2016 (in millions)	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Net cash (used) provided by operating activities from continuing operations	$(392.4)	$412.7	$(132.0)	$560.0	$448.3
Net cash provided by operating activities from discontinued operations	21.7	—	16.8	114.8	153.3
Net cash (used) provided by operating activities	(370.7)	412.7	(115.2)	674.8	601.6
Cash flows from investing activities	.	.	.	.
Purchases of property, plant and equipment	(25.4)	(12.7)	(22.6)	—	(60.7)
Proceeds from sales of property, plant and equipment	0.1	—	0.8	—	0.9
Other investing activities	—	(3.2)	—	—	(3.2)
Net cash used by investing activities from continuing operations	(25.3)	(15.9)	(21.8)	—	(63.0)
Net cash used by investing activities from discontinued operations	(20.8)	—	(14.6)	—	(35.4)
Net cash used by investing activities	(46.1)	(15.9)	(36.4)	—	(98.4)
Cash flows from financing activities
Proceeds from issuance of debt	491.5	—	6.9	—	498.4
Payment of debt	(862.8)	—	(1.6)	—	(864.4)
Payment of debt issuance costs	(9.3)	—	—	—	(9.3)
Payment of cash dividends to parent	(97.2)	—	—	—	(97.2)
Payment of contingent consideration	(3.2)	—	—	—	(3.2)
Advances related to intercompany transactions	985.1	(402.9)	92.6	(674.8)	—
Net cash provided (used) by financing activities from continuing operations	504.1	(402.9)	97.9	(674.8)	(475.7)
Net cash used by financing activities from discontinued operations	(0.9)	—	(2.3)	—	(3.2)
Net cash provided (used) by financing activities	503.2	(402.9)	95.6	(674.8)	(478.9)
Effect of exchange rate changes on cash and cash equivalents	—	—	(1.4)	—	(1.4)
Net decrease in cash and cash equivalents	86.4	(6.1)	(57.4)	—	22.9
Cash and cash equivalents, beginning of period	13.0	8.6	226.3	—	247.9
Cash and cash equivalents, end of period	$99.4	$2.5	$168.9	$—	$270.8

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Statement of Cash Flows		Guarantor	Nonguarantor
Year ended September 30, 2015 (in millions)	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Net cash (used) provided by operating activities from continuing operations	$(126.2)	$(767.9)	$(1,489.8)	$2,587.0	$203.1
Net cash provided by operating activities from discontinued operations	18.7	0.1	32.0	187.9	238.7
Net cash (used) provided by operating activities	(107.5)	(767.8)	(1,457.8)	2,774.9	441.8
Cash flows from investing activities	.	.	.	.
Purchases of property, plant and equipment	(24.1)	(16.4)	(14.6)	—	(55.1)
Business acquisitions, net of cash acquired	(1,026.0)	—	(165.1)	—	(1,191.1)
Proceeds from sales of property, plant and equipment	0.1	—	1.0	—	1.1
Net cash used by investing activities from continuing operations	(1,050.0)	(16.4)	(178.7)	—	(1,245.1)
Net cash used by investing activities from discontinued operations	(18.7)	(0.1)	(15.8)	—	(34.6)
Net cash used by investing activities	(1,068.7)	(16.5)	(194.5)	—	(1,279.7)
Cash flows from financing activities
Proceeds from issuance of debt	3,281.4	—	38.6	—	3,320.0
Payment of debt	(2,521.2)	—	(275.5)	—	(2,796.7)
Payment of debt issuance costs	(38.1)	—	—	—	(38.1)
Payment of cash dividends to parent	(72.1)	—	—	—	(72.1)
Share based tax withholding payments, net of proceeds upon vesting	(2.6)	—	—	—	(2.6)
Capital contribution from parent	528.3	—	—	—	528.3
Advances related to intercompany transactions	8.7	781.7	1,984.5	(2,774.9)	—
Net cash provided (used) by financing activities from continuing operations	1,184.4	781.7	1,747.6	(2,774.9)	938.8
Net cash used by financing activities from discontinued operations	—	—	(16.2)	—	(16.2)
Net cash provided (used) by financing activities	1,184.4	781.7	1,731.4	(2,774.9)	922.6
Effect of exchange rate changes on cash and cash equivalents due to Venezuela devaluation	—	—	(2.5)	—	(2.5)
Effect of exchange rate changes on cash and cash equivalents	—	—	(27.2)	—	(27.2)
Net decrease in cash and cash equivalents	8.2	(2.6)	49.4	—	55.0
Cash and cash equivalents, beginning of period	4.8	11.2	176.9	—	192.9
Cash and cash equivalents, end of period	$13.0	$8.6	$226.3	$—	$247.9

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 23 – SUBSEQUENT EVENTS

Tax Reform Act

On December 22, 2017, the Tax Cuts and Jobs Act (the "Tax Reform Act") was signed into law. The legislation significantly changes U.S. tax law by, among other things, lowering corporate income tax rates, implementing a dividends received deduction for dividends from foreign subsidiaries, and imposing a tax on deemed repatriated accumulated earnings of foreign subsidiaries.  The Tax Reform Act reduces the U.S. corporate income tax rate from a maximum of 35% to a flat 21% rate, effective January 1, 2018. Since the Company files its U.S. tax returns on a September fiscal year basis, its US tax rate for Fiscal 2018 will be a blended rate of 24.53%.

Deferred tax assets and liabilities are measured using enacted tax rate expected to apply to taxable income in the years in which those temporary differences are expected to reverse.  As a result of the reduction in the U.S. Corporate tax rate from 35% to 21% under the Tax Reform Act, the Company revalued its deferred tax liabilities subsequent to the year ended September 30, 2017 and recognized a provisional $206.7 million tax benefit.  The Company determined the impact of the U.S. federal corporate income tax rate change on the U.S. deferred tax assets and liabilities is provisional because certain of the timing differences reversing at the Company’s Fiscal 2018 blended rate must be estimated until Fiscal 2018 reversing timing differences are known.

The Tax Reform Act provided for a one-time deemed mandatory repatriation of post-1986 undistributed foreign subsidiary earnings and profits (“E&P”). The Company had an estimated $623.1 million of undistributed foreign E&P subject to the deemed mandatory repatriation and recognized a provisional $78.8 million of income tax expense subsequent to the year ended September 30, 2017.  The mandatory repatriation tax is payable over 8 years and recognized as a long-term liability.  The provisional tax expense for the mandatory repatriation is based on currently available information and additional information needs to be prepared, obtained and analyzed in order to determine the final amount, including further analysis of certain foreign exchange gains or losses, earnings and profits, foreign tax credits, and estimated cash and cash equivalents as of the measurement dates in the Tax Reform Act. Tax effects for changes to these items will be recorded in a subsequent quarter, as discrete adjustments to our income tax provision, once complete.

It is currently unclear which of the Tax Reform Act provision will be adopted by the U.S. states.  State conformity to the provisions of the Tax Reform Act could have a material impact on the valuation allowance recorded on U.S. state net operating losses.

The Tax Reform Act provides for additional limitations on the deduction of business interest expense, effective with the Company’s Fiscal 2019 tax year. Unused interest deductions can be carried forward and may be used in future years to the extent the interest limitation is not exceeded in those periods. It is possible that a portion of the Company’s future U.S. interest expense could be nondeductible and impact the Company’s effective tax rate.

The Tax Reform Act also contains additional limits on deducting compensation, including performance-based compensation, in excess of $1 million paid to certain executive officers for any fiscal year, effective with the Company’s Fiscal 2019 tax year. The Company’s future compensation payments will be subject to these limits, which could impact the Company’s effective tax rate.

The Company continues to review the anticipated impacts of the global intangible low taxed income (“GILTI”) and base erosion anti-abuse tax (“BEAT”) on the Company, which are not effective until fiscal year 2019.  The Company has not concluded on any impact associated with either GILTI or BEAT in the tax rate.  The FASB allows an accounting policy election of either recognizing deferred taxes for temporary differences expected to reverse as GILTI in future years or treating such taxes as a current-period expense when incurred.  Due to the complexity of calculating GILTI under the new law, we have not determined which method we will apply.

In response to the enactment of the Tax Reform Act, the SEC staff issued Staff Accounting Bulletin No. 118 (“SAB 118”) to address the application of U.S. GAAP in situations when a registrant does not have the necessary information available, prepared, or analyzed (including computations) in reasonable detail to complete the accounting for certain income tax effects of the Tax Reform Act. SAB 118 allows registrants to record provisional amounts during a one year measurement period in a manner similar to accounting for business combinations.  The Company has assess provisional tax impacts related to the deemed repatriated earnings and the revaluation of deferred tax assets and liabilities as previously discussed.  We have not fully assessed the impact of the Tax Reform Act and SAB 118 and the ultimate impact may differ from these provisional amounts, possibly materially, due to, among other things, additional analysis, changes in interpretations and assumptions the Company has made, additional regulatory guidance that may be issued, and actions the Company may take as a result of the Tax Reform Act.

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

HRG Merger

On February 24, 2018, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with HRG Group, Inc., a Delaware corporation (“HRG”), HRG SPV Sub I, Inc., a Delaware corporation and direct wholly owned subsidiary of HRG (“Merger Sub 1”), and HRG SPV Sub II, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of HRG (“Merger Sub 2”, and together with Merger Sub 1, “Merger Sub”).

The Merger Agreement provides that, subject to the terms and conditions thereof, Merger Sub 1 will merge with and into the Company (the “First Merger”, and if the Second Merger Opt-Out Condition has occurred, the “Merger”), with the Company continuing as the surviving corporation (the “Surviving Corporation”) and a wholly owned subsidiary of HRG. Following the effective time of the First Merger (the “Effective Time”) but only if HRG or the Company (or both) do not receive and provide to the other, on the closing date but prior to the Effective Time, a tax opinion to the effect that, assuming the Second Merger does not occur, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code (the “Second Merger Opt-Out Condition”), the Surviving Corporation will merge with and into Merger Sub 2 (the “Second Merger”, and if the Second Merger Op-Out Condition has not occurred, together with the First Merger, the “Merger”), with Merger Sub 2 surviving as a wholly owned subsidiary of HRG.

Immediately prior to the Effective Time, the certificate of incorporation of HRG will be amended and restated (the “Amended HRG Charter”, a form of which is attached as an exhibit to the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1), pursuant to which, among other things, at or as soon as practicable following the Effective Time, the corporate name of HRG will change to “Spectrum Brands Holdings, Inc.”, and each issued and outstanding share of common stock, par value $0.01 per share, of HRG (“HRG Common Stock”) will, by means of a reverse stock split (the “Reverse Split”), be combined into a fraction of a share of HRG Common Stock equal to (i) the number of shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) held by HRG and its subsidiaries as of immediately prior to the Effective Time, adjusted for HRG’s net indebtedness as of closing, certain transaction expenses of HRG that are unpaid as of closing and a $200,000,000 upward adjustment, divided by (ii) as of immediately prior to the Reverse Split, the number of outstanding shares of HRG Common Stock on a fully-diluted basis.

At the Effective Time, by virtue of the Merger each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held in the treasury of the Company or owned or held, directly or indirectly, by HRG or any wholly owned subsidiary of the Company or HRG, which shall be cancelled and no consideration will be paid with respect thereto) will be converted into the right to receive one share of newly issued HRG Common Stock (and the issuance of HRG Common Stock in the Merger, the “Share Issuance”). No HRG Common Stock will be issued in the Merger in violation of the Amended HRG Charter, including if as a result of such issuance a person would become a holder of more than 4.9% of Corporation Securities (as defined in the Amended HRG Charter). Any shares of HRG Common Stock that would be issuable to a Company stockholder but for the operation of the Merger Agreement and the provisions of Article XIII of the Amended HRG Charter shall instead be treated as Excess Securities (as defined in the Amended HRG Charter) and be delivered to one or more 501(c)(3) charitable organizations or escheated to the state of residence, incorporation or formation (as applicable) of the relevant Company stockholder.

At the Effective Time, pursuant to the Merger Agreement, each restricted stock award, restricted stock unit and performance stock unit granted under an equity plan of the Company, whether vested or unvested (collectively, the “Company Equity Awards”), that is outstanding immediately prior to the Effective Time, will be assumed by HRG and will be automatically converted, by virtue of the Merger, into a corresponding equity-based award in HRG (each a “New HRG Equity Award”) with the right to hold or acquire shares of HRG Common Stock equal to the number of shares of Company Common Stock previously underlying such Company Equity Award. Each New HRG Equity Award will be subject to the same terms and conditions as the corresponding Company Equity Award. At the effective time, pursuant to the Merger Agreement, HRG will assume all rights and obligations in respect of each equity-based plan of the Company.

Prior to the closing of the Merger, each stock option, warrant and restricted stock award granted under an equity-based plan of HRG that is outstanding and unvested immediately prior to the closing will become fully vested and each stock option and warrant (the “HRG Exercisable Awards”) will become exercisable. Each HRG Exercisable Award that is unexercised shall be adjusted (including to give effect to the Reverse Split) and shall remain outstanding, subject to the same terms and conditions as applied to the corresponding award as of immediately prior to the Effective Time. Immediately prior to the Reverse Split, pursuant to the Merger Agreement, each HRG restricted stock award shall become fully vested and be treated as a share of HRG Common Stock for purposes of the Reverse Split and the Merger.

The consummation of the Merger, the filing of the Amended HRG Charter and the Share Issuance are subject to the satisfaction or waiver of certain closing conditions, including, (i) the approval of Company stockholders (including the approval of the holders of a majority of the Company Common Stock not held by HRG, its affiliates and the executive officers of the Company, and the approval required under Section 12 of the Company’s certificate of incorporation in connection with a “Going-Private Transaction” (as defined therein)), (ii) the approval of HRG stockholders, (iii) the effectiveness of a registration statement on Form S-4 registering the HRG Common Stock to be issued in the Merger, (iv) the approval of the shares of HRG Common Stock to be issued in the Merger for listing on the NYSE, (v) the absence of any temporary restraining order, injunction or other judgment, order or decree issued by any governmental entity or other legal restraint or prohibition preventing the consummation of the Merger, (vi) the receipt of certain tax opinions by the Company and/or HRG that the Merger will qualify as a reorganization under the Internal Revenue Code, (vii) the accuracy of certain representations and warranties of the Company, Merger Sub and HRG contained in the Merger Agreement and the compliance by the parties with the covenants contained in the Merger Agreement, and (viii) other conditions specified in the Merger Agreement.

Fifth Amendment to Credit Agreement

On March 28, 2018, the Company entered into a fifth amendment to the Credit Agreement, expanding the overall capacity of the Revolver Facility to $800 million.

Exhibit 99.6

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 24 - QUARTERLY RESULTS (UNAUDITED)

	Quarter Ended
SBH 2017 (in millions, except per share)	September 30, 2017	July 2, 2017	April 2, 2017	January 1, 2017
Net sales	$787.8	$862.9	$756.5	$602.3
Gross profit	310.0	320.2	306.8	239.1
Net income attributable to controlling interest from continuing operations	22.4	50.3	39.9	12.4
Net income attributable to controlling interest from discontinued operations	72.5	26.6	18.9	52.8
Net income attributable to controlling interest	$94.9	$76.9	$58.8	$65.2
Basic earnings per share from continuing operations	$0.39	$0.86	$0.68	$0.21
Basic earnings per share from discontinued operations	1.25	0.45	0.32	0.89
Basic earnings per share	$1.64	$1.31	$1.00	$1.10
Diluted earnings per share from continuing operations	$0.38	$0.86	$0.68	$0.21
Diluted earnings per share from discontinued operations	1.25	0.45	0.32	0.89
Diluted earnings per share	$1.63	$1.31	$1.00	$1.10

	Quarter Ended
SBH 2016 (in millions, except per share)	September 30, 2016	July 3, 2016	April 3, 2016	January 3, 2016
Net sales	$729.8	$907.5	$784.7	$607.5
Gross profit	305.2	376.1	320.5	235.9
Net income attributable to controlling interest from continuing operations	70.5	116.0	79.2	14.3
Net income (loss) attributable to controlling interest from discontinued operations	18.5	(14.1)	13.4	59.3
Net income attributable to controlling interest	$89.0	$101.9	$92.6	$73.6
Basic earnings per share from continuing operations	$1.19	$1.96	$1.33	$0.24
Basic earnings (loss) per share from discontinued operations	0.31	(0.24)	0.22	1.00
Basic earnings per share	$1.50	$1.72	$1.56	$1.24
Diluted earnings per share from continuing operations	$1.18	$1.95	$1.33	$0.24
Diluted earnings (loss) per share from discontinued operations	0.31	(0.24)	0.22	1.00
Diluted earnings per share	$1.49	$1.71	$1.55	$1.24

	Quarter Ended
SB/RH 2017 (in millions)	September 30, 2017	July 2, 2017	April 2, 2017	January 1, 2017
Net sales	$787.8	$862.9	$756.5	$602.3
Gross profit	310.0	320.2	306.8	239.1
Net income attributable to controlling interest from continuing operations	23.7	51.1	42.1	12.2
Net income attributable to controlling interest from discontinued operations	72.5	26.6	18.9	52.8
Net income attributable to controlling interest	$96.2	$77.7	$61.0	$65.0

	Quarter Ended
SB/RH 2016 (in millions)	September 30, 2016	July 3, 2016	April 3, 2016	January 3, 2016
Net sales	$729.8	$907.5	$784.7	$607.5
Gross profit	305.2	376.1	320.5	235.9
Net income attributable to controlling interest from continuing operations	70.4	119.2	69.1	16.1
Net income (loss) attributable to controlling interest from discontinued operations	18.5	(14.1)	13.4	59.3
Net income attributable to controlling interest	$88.9	$105.1	$82.5	$75.4